PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus Dated June 2, 2011)	Registration No. 333-160337
Up to 5,000,000 Shares
Hampton Roads Bankshares, Inc.
Common Stock

     This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of up to 5,000,000 shares of our common stock, par value $0.01 per share. Our common stock to which this prospectus supplement relates will be offered over a period of time and from time to time through Sandler O’Neill + Partners, L.P., as our agent, referred to herein throughout as our placement agent, in accordance with the terms of the equity distribution agreement we have entered into with such placement agent. Sales of our common stock, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including without limitation sales made directly on the NASDAQ Global Select Market, or NASDAQ, on any other existing trading market for the common stock, or to or through a market maker or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
     Our common stock is listed on NASDAQ under the symbol “HMPR.” The last reported sale price of our common stock on June 10, 2011 was $24.93 per share.
     We will pay the placement agent a commission equal to 3% of the gross proceeds of common stock sold by the placement agent, as our agent, pursuant to this prospectus supplement, and we shall reimburse the placement agent for certain expenses as further described herein. The placement agent will pay a fee to FBR Capital Markets & Co. as compensation for acting as a “qualified independent underwriter” in connection with this offering. This fee will be paid by the placement agent out of its commissions received. Subject to applicable limits on underwriting compensation under the rules of the Financial Industry Regulatory Authority, Inc., or FINRA, such fee shall be equal to (i) $25,000 plus (ii) 10% of the total commissions received by the placement agent for any aggregate gross proceeds of common stock sold by the placement agent in excess of $10,000,000. In connection with the sale of the common stock on our behalf, the placement agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the placement agent may be deemed to be underwriting commissions or discounts. The net proceeds we receive from the sale of our common stock to which this prospectus supplement relates will be the gross proceeds received from such sales less the commissions or discounts and any other expenses we may incur in issuing the common stock. See “Use of Proceeds” on page S-26 and “Plan of Distribution (Conflict of Interest)” on page S-27 of this prospectus supplement for further information.
     Investing in our common stock involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in this Registration Statement on Form S-3, of which this prospectus supplement forms a part, and in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.
     Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
     These securities will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of Hampton Roads Bankshares and are not insured or guaranteed by the Federal Deposit Insurance Corporation, or FDIC, the Deposit Insurance Fund, or any other governmental agency or instrumentality.
F B R  C a p i t a l  M a r k e t s
The date of this prospectus supplement is June 13, 2011.

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT
     This document is in two parts. The first part is this prospectus supplement, which describes the specific terms on which we are offering and selling shares of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement in accordance with Rule 412 under the Securities Act.
     Unless the context otherwise requires, the terms “Company,” “we,” “us,” or “our” refer to Hampton Roads Bankshares, Inc. and its consolidated subsidiaries on a combined basis. References in this prospectus supplement to “U.S. dollars,” “U.S. $,” or “$” are to the currency of the United States of America.
     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus, as modified and superseded pursuant to Rule 412 under the Securities Act. Neither we nor the placement agent has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agent is not, making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted.
     The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be delivered to you is only accurate as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
     You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.
     You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we authorized to be delivered to you when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of the accompanying prospectus entitled “Where You Can Find More Information.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     This prospectus supplement incorporates by reference important business and financial information that we file with the SEC and that we are not including in or delivering with this prospectus supplement or the accompanying prospectus. As the SEC allows, incorporated documents are considered part of this prospectus supplement and the accompanying prospectus, and we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 23, 2011, as amended on April 26, 2011;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed with the SEC on May 16, 2011;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2011, February 3, 2011, February 25, 2011, March 9, 2011, March 31, 2011, May 2, 2011, May 9, 2011, May 11, 2011, May 12, 2011, May 16, 2011, and June 2, 2011 (other than the portions of those documents furnished or not otherwise deemed to be filed); and

•	the description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on August 2, 2006 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed with the SEC for the purpose of updating this description.
     We also incorporate by reference all documents to the extent they have been filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until this offering has been completed. These additional documents will be deemed to be incorporated by reference, and to be part of, this prospectus from the date of their filing.
     On the written or oral request of each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, we will provide, without charge, a copy of any or all of the documents incorporated in this prospectus supplement, the accompanying prospectus or in any further prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.
     Written requests for copies should be directed to Hampton Roads Bankshares, Inc., Attn: Douglas J. Glenn, Executive Vice President, General Counsel, and Chief Operating Officer at Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.
     You should rely only upon the information provided in this document or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover or the date given in the applicable document.
FORWARD-LOOKING AND CAUTIONARY STATEMENTS
     This prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference herein or therein or that are deemed to be a part hereof or thereof, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “may” and “assume,” as well as variations of such words and similar expressions referring to the future. They also include statements concerning anticipated revenues, income or loss, capital expenditures, dividends, capital structure or other financial terms.

     These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by risk factors, including the following:
•	We incurred significant losses in 2009 and 2010 and through the first quarter of 2011, the losses will likely continue for the remainder of 2011, and we can make no assurances as to when we will be profitable;

•	The determination of the appropriate balance of our allowance for loan losses is merely an estimate of the inherent risk of loss in our existing loan portfolio and may prove to be incorrect. If such estimate is proven to be incorrect, and we are required to increase our allowance for loan losses, our results of operations, financial condition and the value of our common stock could be adversely affected;

•	We have entered into a written agreement with the Federal Reserve Bank of Richmond and the Virginia Bureau of Financial Institutions, or the Written Agreement, which subjects us to significant restrictions, requires us to designate a significant amount of our resources to complying with the agreement, and may have a material adverse effect on our operations and the value of our securities;

•	Bank of Hampton Roads is restricted from accepting new brokered deposits;

•	An inability to maintain our regulatory capital position could adversely affect our operations;

•	The formal investigation by the Securities and Exchange Commission may result in penalties, sanctions, or a restatement of our previously issued financial statements;

•	The Company has received a grand jury subpoena from the United States Department of Justice, Criminal Division and, although the Company has been advised that it is not a target, there can be no assurances as to the timing or eventual outcome of the related investigation;

•	We may need to raise additional capital that may not be available on terms acceptable to us or at all;

•	We may not be able to accomplish our proposed sale of branches and mortgage and insurance businesses or alternatively, if we are able to do so, we may not realize the anticipated benefits from such sales, either of which could have a material adverse effect on our results of operations or financial condition;

•	Current and future increases in Federal Deposit Insurance Corporation insurance premiums would decrease our earnings. In addition, FDIC insurance assessments will likely increase from the prior inability to maintain a well-capitalized status, which would further decrease earnings;

•	We have had and may continue to have large numbers of problem loans and difficulties with our loan administration, which could increase our losses related to loans;

•	If the value of real estate in the markets we serve were to further decline materially, a significant portion of our loan portfolio could become further under-collateralized, which could have a material adverse effect on us;

•	Our commercial real estate and equity line lending may expose us to a greater risk of loss and hurt our earnings and profitability;

•	A significant amount of our loan portfolio contains loans used to finance construction and land development and these types of loans subject our loan portfolio to a higher degree of credit risk;

•	Our lending on vacant land may expose us to a greater risk of loss and may have an adverse effect on results of operations;

•	Difficult market conditions have adversely affected our industry;

•	We are not paying dividends on our common stock and currently are prevented from doing so. The failure to resume paying dividends on our common stock may adversely affect the value of our common stock;

•	Our ability to maintain adequate sources of funding may be negatively impacted by the current economic environment which may, among other things, impact our future ability to pay dividends or satisfy our obligations;

•	Our ability to maintain adequate sources of liquidity may be negatively impacted by the current economic environment which may, among other things, impair our ability to fund operations and jeopardize our financial condition;

•	The current economic environment may negatively impact our ability to maintain required capital levels or otherwise negatively impact our financial condition, which may, among other things, limit access to certain sources of funding and liquidity;

•	We may face increasing deposit-pricing pressures, which may, among other things, reduce our profitability;

•	We may continue to incur losses if we are unable to successfully manage interest rate risk;

•	Our future success is dependent on our ability to compete effectively in the highly competitive banking industry;

•	Our operations and customers might be affected by the occurrence of a natural disaster or other catastrophic event in our market area;

•	We face a variety of threats from technology based frauds and scams;

•	Virginia law and the provisions of our Articles of Incorporation and Bylaws could deter or prevent takeover attempts by a potential purchaser of our common stock that would be willing to pay you a premium for your shares of our common stock;

•	Our business, financial condition, and results of operations are highly regulated and could be adversely affected by new or changed regulations and by the manner in which such regulations are applied by regulatory authorities;

•	Governmental regulation and regulatory actions against us may impair our operations or restrict our growth;

•	Banking regulators have broad enforcement power, and regulations are meant to protect depositors and not investors;

•	The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and related rules and regulations may adversely affect our business, financial condition, and results of operations;

•	We may be subject to more stringent capital and liquidity requirements;

•	The fiscal, monetary and regulatory policies of the federal government and its agencies could have a material adverse effect on our results of operations;

•	The soundness of other financial institutions could adversely affect us;

•	Our future capital needs could dilute your investment or otherwise affect your rights as a shareholder;

•	Sales of large amounts of our common stock, or the perception that sales could occur, may depress our stock price;

•	The price of our common stock may fluctuate significantly, which may make it difficult for you to resell shares of our common stock owned by you at times or at prices you find attractive;

•	Your shares of common stock will not be an insured deposit; and

•	Because our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use them and the proceeds may not be invested successfully.
          Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” and in other sections of (i) our Annual Report on Form 10-K for the year ended December 31, 2010, (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, (iii) our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus, or (iv) any prospectus supplement to this prospectus. See “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.
          All forward-looking statements in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference therein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
          The following summary highlights material information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement before making your investment decisions.
HAMPTON ROADS BANKSHARES, INC.
Company Overview
          Hampton Roads Bankshares, Inc. is the parent company of Bank of Hampton Roads, the tenth largest Virginia-domiciled commercial bank. Through our network of 56 financial centers and 63 ATMs, we emphasize personalized customer service and provide a wide range of financial products targeting the needs of individuals and small to medium sized businesses in our primary market areas, which include Hampton Roads, Virginia, the Northeastern, Southeastern and Research Triangle regions of North Carolina, and Richmond, Virginia.
          As of March 31, 2011, we had total consolidated assets of approximately $2.72 billion, net total loans of $1.70 billion, total deposits of $2.27 billion, total consolidated liabilities, including deposits, of $2.56 billion, and consolidated shareholders’ equity of approximately $160 million. Our principal business is to attract deposits and to lend or invest those deposits on profitable terms. We offer all traditional loan and deposit banking services, as well as telephone banking, internet banking, remote deposit capture, and debit cards. We accept both commercial and consumer deposits. These deposits are in varied forms of both demand and time accounts, including checking accounts, interest checking, money market accounts, savings accounts, certificates of deposit, and IRA accounts.
          We currently have two banking subsidiaries—Bank of Hampton Roads and Shore Bank, which operate financial centers located throughout Virginia, North Carolina and Maryland. Bank of Hampton Roads has full-service offices in the Hampton Roads region of southeastern Virginia, including offices in the city of Chesapeake, offices in the city of Norfolk, offices in the city of Virginia Beach, offices in Emporia, and offices in the city of Suffolk. In addition, Bank of Hampton Roads has full-service offices that do business as Gateway Bank & Trust Co. located in the Northeastern, Southeastern, and Research Triangle regions of North Carolina and in Richmond and Charlottesville, Virginia.
          We complement our core banking operations by offering a wide range of services through our various non-banking subsidiaries, which include Hampton Roads Investments, Inc., which provides securities, brokerage and investment advisory services, Shore Investments, Inc., which provides securities brokerage and investment advisory services, Gateway Insurance Services, Inc., which provides insurance brokerage services, Gateway Investment Services, Inc., which provides investment advisory services, and Gateway Bank Mortgage, Inc., which provides mortgage brokerage services.
Recent Developments
          Financial Highlights for the Two-Month Period Ended May 31, 2011
•	Balance Sheet:
o	At May 31, 2011, we had total assets of $2.6 billion, deposits of $2.2 billion, and shareholders’ equity of $146.0 million.

o	Total loans decreased $48.8 million to $1.76 billion at May 31, 2011 from March 31, 2011. This decrease in loans is due to charge-offs and repayments of existing loans outpacing the origination of new loans. Commercial real estate loans decreased $5.3 million to $625.1 million during the two-month period ended May 31, 2011. Construction loans decreased $25.2 million to $370.0 million during that time. Residential mortgage loans decreased during the two-month period by

$13.4 million to $458.7 million. Installment loans decreased $4.4 million from March 31, 2011 to May 31, 2011 to $33.8 million.

o	Total non-performing assets were $270.0 million at May 31, 2011, flat to the $269.3 million at March 31, 2011, and were 10.5% of total assets at May 31, 2011. We expect total non-performing assets to decline at June 30, 2011 based on resolutions either completed or in process in June.

o	Investment securities available for sale decreased $3.4 million during the two-month period. The investment portfolio totaled $345.9 million at May 31, 2011.

o	During the two-month period ended March 31, 2011, total borrowings decreased $10.4 million.
•	Net Interest Margin:
o	Our net interest margin improved 6-basis points, from 2.98% for the quarter ended March 31, 2011 to 3.04% for the five months ended May 31, 2011.

o	Margin improvement was driven by a decrease in interest-bearing deposit rates of 3-basis points, from 1.32% for the three months ended March 31, 2011 to 1.29% for the five months ended May 31, 2011.

o	Earning asset yield also improved 3-basis points, from 4.46% for the three months ended March 31, 2011 to 4.49% for the five months ended May 31, 2011.
•	Expenses:
o	Our efficiency ratio improved to 137% for the two months ended May 31, 2011 from 151% for the quarter ended March 31, 2011.
•	Net Income:
o	During the two month period ended May 31, 2011, we lost approximately $17 million primarily as a result of provisions for loan losses totaling $14.4 million.
•	Capital:
o	At May 31, 2011, we continued to meet the minimum regulatory capital requirements as set forth in our written capital plan.

o	We finalize bank capital calculations at the end of each quarter. We expect Shore Bank to remain above the “well capitalized” threshold at June 30, 2011. We expect Bank of Hampton Roads’ leverage and Tier 1 ratios to remain above the “well capitalized” threshold at June 30, 2011. We expect Bank of Hampton Roads’ total risk-based capital ratio to be between 9.50% and 10.10% at June 30, 2011 and if it is lower than 10% Bank of Hampton Roads will be below the “well capitalized” threshold.
          These results are not necessarily indicative of the results to be expected for the second quarter of 2011, and there is no assurance that our results for June 2011 will not be significantly different than those for the first two months of the second quarter.
          Proposed Sale of Branches and Mortgage and Insurance Businesses
          We are seeking buyers for certain Bank of Hampton Roads and Gateway Bank branches located in the following markets:
•	Five branches in the Raleigh, North Carolina market,

•	One branch in Wilmington, North Carolina,

•	One branch in Plymouth, North Carolina,

•	One branch in Roper, North Carolina,

•	One branch in Richmond, Virginia, and

•	One branch in Charlottesville, Virginia.
          These branches together represented approximately $331.7 million in deposits as of March 31, 2011.
          In addition, we are seeking buyers for Gateway Bank Mortgage, Inc. and Gateway Insurance Services, Inc.
          The purpose of the proposed sale of branches and businesses is to focus on our community banking business in our core markets and further reduce our expense base. However, there can be no assurance that the sales of these branches or the mortgage and insurance businesses will occur, and if such sales occur, that the sales will be on terms and conditions that are favorable to us.
          Branch Consolidation
          On June 2, 2011, we announced the consolidation of nine Bank of Hampton Roads and Shore Bank branch locations into nearby branches. These branch consolidations are expected to reduce operating expenses and support our goal of returning to profitability. The accounts and services in each closed branch will be transferred to a nearby branch, minimizing the impact on our customers. As a result of these consolidations, we expect to achieve operating expense savings, which should begin to be realized in the fourth quarter of 2011. We expect to record a charge of between $400 thousand and $750 thousand in the second quarter of 2011 reflecting severance payments and other expenses related to these branch consolidations. For additional information on the branch consolidations, please see our Current Report on Form 8-K filed with the SEC on June 2, 2011, which is incorporated herein by reference.
          Russell 3000 and Global Indexes
          We expect that Hampton Roads Bankshares, Inc. will be added to the Russell 3000 Index and the Russell Global Index as of July 1, 2011. The Russell 3000 Index measures the performance of the largest 3000 U.S. companies representing approximately 98% of the investable U.S. equity market. The Russell Global Index measures the performance of the global equity market based on all investable equity securities. The Russell Global Index includes approximately 10,000 securities in 48 countries and covers 98% of the investable global market.
          Reverse Stock Split
          On March 18, 2011, our Board of Directors unanimously adopted resolutions approving an amendment to our Amended and Restated Articles of Incorporation, as amended, or the Articles of Incorporation, to effect a 1-for-25 reverse stock split of all outstanding shares of the common stock, effective at 11:59 p.m., Eastern Daylight Time, on April 27, 2011, or the Reverse Stock Split. Shareholders received one new share of common stock in replacement of every twenty-five shares they held on that date. The Reverse Stock Split did not change the aggregate value of any stockholder’s shares of common stock or any stockholder’s ownership percentage of the common stock, except for minimal changes resulting from the treatment of fractional shares. Fractional shareholdings were rounded up to the nearest whole number. All share and per share amounts in this prospectus supplement have been adjusted to reflect the reverse stock split.
Conflict of Interest
          The Carlyle Group, or Carlyle, holds 23.57% of outstanding shares of common stock in Hampton Roads Bankshares, Inc. Because entities affiliated with Carlyle have an interest in Sandler O’Neill + Partners, L.P., or the placement agent, Sandler O’Neill + Partners, L.P. is deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, or FINRA. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121. This rule requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence with respect thereto. FBR Capital Markets & Co. has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with this offering. The placement agent will pay a fee to FBR Capital Markets & Co. as compensation for acting as a “qualified independent underwriter” in connection with this offering. This fee will be paid by the placement agent out of its commissions received. Subject to applicable limits on underwriting compensation under the rules of FINRA, such fee shall be equal to (i) $25,000 plus (ii) 10% of the total commissions received by the placement agent for any aggregate gross proceeds of common stock sold by the placement agent in excess of $10,000,000. Sandler O’Neill + Partners, L.P. will not confirm sales of the shares to any account over which it exercises discretionary authority without the prior specific written approval of the customer. We have agreed to indemnify FBR Capital Markets & Co. for acting as a qualified independent underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or the Securities Act, and to contribute to payments that FBR Capital Markets & Co. may be required to make for these liabilities.
Corporate Information
          The Company, a Virginia corporation, was incorporated under the laws of the Commonwealth of Virginia on February 28, 2001, primarily to serve as a holding company for Bank of Hampton Roads. The Company is also a bank holding company and is registered under the Federal Bank Holding Company Act of 1956. Bank of Hampton Roads is a Virginia chartered bank that was incorporated in March, 1987.
          Our common stock is traded on the NASDAQ Global Select Market under the ticker symbol “HMPR.” Our principal executive offices are located at 999 Waterside Drive, Suite 200, Norfolk, Virginia 23510 and our telephone number is (757) 217-1000. Our internet address is http://www.hamptonroadsbanksharesinc.com. The information contained on our web site is not part of this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	Hampton Roads Bankshares, Inc.

Common stock offered by us	Up to 5,000,000 shares of common stock, par value $0.01 per share.

Common Stock Outstanding After the Offering (1)	38,391,422

Manner of Offering	Sales of our common stock pursuant to this prospectus supplement, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on NASDAQ, on any other existing trading market for the common stock or to or through a market maker. Sales may be made over a period of time and from time to time through Sandler O’Neill + Partners, L.P., as our agent, subject to the terms and conditions of the equity distribution agreement. The placement agent will use commercially reasonable efforts to sell the shares of common stock on our behalf. See “Plan of Distribution (Conflict of Interest)” on page S-27 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds we receive from the sale of our common stock pursuant to this prospectus supplement for general corporate purposes or to loan or contribute to the capital of Bank of Hampton Roads or Shore Bank.

Conflict of Interest	The Carlyle Group, or Carlyle, holds 23.57% of outstanding shares of common stock in Hampton Roads Bankshares, Inc. Because entities affiliated with Carlyle have an interest in Sandler O’Neill + Partners, L.P., or the placement agent, Sandler O’Neill + Partners, L.P. is deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121. This rule requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence with respect thereto. FBR Capital Markets & Co. has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering.

NASDAQ Global Select Market symbol	“HMPR”

Risk factors	An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below under the heading “Risk Factors,” as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully review and consider those risks before you purchase any shares of our common stock.

(1)	The number of shares of common stock outstanding immediately after the closing of this offering assumes the sale of all of the shares offered hereby and is based on 33,391,422 shares of common stock outstanding as of May 31, 2011, which does not include the following as of May 31, 2011:
•	30,136 shares of common stock issuable under our stock compensation plans;

•	45,189 shares of common stock issuable upon the exercise of outstanding stock options; and

•	1,889,333 shares of common stock issuable upon the exercise of warrants held by certain institutional investors and the U.S. Department of the Treasury, or the Treasury.

RISK FACTORS
Risks Related to Our Business
We incurred significant losses in 2009 and 2010 and through the first quarter of 2011, the losses will likely continue for the remainder of 2011, and we can make no assurances as to when we will be profitable.
     Throughout 2009, 2010, and though the first quarter of 2011, economic conditions in the markets in which we operate continued to deteriorate, and the levels of loan delinquencies and defaults that we experienced were substantially higher than historical levels, and our net interest income has declined. Our loan customers continue to operate in an economically stressed environment.
     As a result, our net loss available to common shareholders for the three months ended March 31, 2011, was $31.7 million or $0.95 per common diluted share compared to our net loss available to common shareholders for the three months ended March 31, 2010, of $40.5 million or $45.74 per common diluted share. Our net loss to common shareholders continued in April 2011 and May 2011, amounting to approximately $17 million for the two-month period. The net loss for the three months ended March 31, 2011, was primarily attributable to a provision for loan losses expense of $21.3 million. Moreover, net interest margin and net interest income declined during the first quarter of 2011 as a result of our reduced levels of performing assets and the related reduction of interest income. Our net interest margin decreased to 2.98% for the three months ended March 31, 2011, compared to 3.39% for the three months ended March 31, 2010, and our net interest income decreased $3.7 million for the three months ended March 31, 2011, as compared to the same period in 2010. This trend will likely continue for the entire fiscal year of 2011 and could adversely impact our ability to become profitable. In light of the current economic environment, significant additional provisions for loan losses also may be necessary to supplement the allowance for loan losses in the future. As a result, we may continue to incur significant credit costs and net losses throughout 2011, which would continue to adversely impact our financial condition and results of operations and the value of our common stock. We currently expect that we will not become profitable again on an annual basis until 2012, and we expect to incur a net loss for the 2011 fiscal year taken as a whole. Additional loan losses could cause us to incur future net losses and could adversely affect the price of, and market for, our common stock.
The determination of the appropriate balance of our allowance for loan losses is merely an estimate of the inherent risk of loss in our existing loan portfolio and may prove to be incorrect. If such estimate is proven to be incorrect, and we are required to increase our allowance for loan losses, our results of operations, financial condition and the value of our common stock could be adversely affected.
     We maintain an allowance for loan losses, which is a reserve established through a provision for loan losses charged to our expenses, that represents management’s best estimate of probable losses within our existing portfolio of loans. Our allowance for loan losses amounted to $110.0 million at March 31, 2011, which represented 6.09% of our total loans, as compared to $157.3 million at December 31, 2010, or 8.03% of total loans. The level of the allowance reflects management’s estimates and judgments as to specific credit risks, evaluation of industry concentrations, loan loss experience, current loan portfolio quality, present economic, political and regulatory conditions, and unidentified losses inherent in the current loan portfolio that have been increasing in light of recent economic conditions. The determination of the appropriate level of the allowance for loan losses inherently involves a high degree of subjectivity and requires management to make significant estimates of current credit risks and future trends, all of which may undergo material changes. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses of loans. Such agencies may require us to recognize additional losses based on their judgments about information available to them at the time of their examination. Accordingly, the allowance for loan losses may not be adequate to cover loan losses or significant increases to the allowance for loan losses may be required in the future if economic conditions should worsen. Any such increases in the allowance for loan losses may have a material adverse effect on our results of operations, financial condition, and the value of our common stock.

We have entered into a written agreement with the Federal Reserve Bank of Richmond and the Virginia Bureau of Financial Institutions, which subjects us to significant restrictions, requires us to designate a significant amount of our resources to complying with the agreement, and may have a material adverse effect on our operations and the value of our securities;
     Effective June 17, 2010, the Company and Bank of Hampton Roads entered into the Written Agreement with the FRB and the Bureau of Financial Institutions. Shore Bank is not a party to the Written Agreement.
     Under the terms of the Written Agreement, Bank of Hampton Roads has agreed to develop and submit for approval within the time periods specified in the Written Agreement, written plans to:
•	strengthen board oversight of management and Bank of Hampton Roads’ operations;

•	strengthen credit risk management policies;

•	improve Bank of Hampton Roads’ position with respect to loans, relationships, or other assets in excess of $2.5 million that are now or in the future may become past due more than 90 days, are on Bank of Hampton Roads’ problem loan list, or adversely classified in any report of examination of Bank of Hampton Roads;

•	review and revise, as appropriate, current policy and maintain sound processes for determining, documenting, and recording an adequate allowance for loan and lease losses;

•	improve management of Bank of Hampton Roads’ liquidity position and funds management policies;

•	provide contingency planning that accounts for adverse scenarios and identifies and quantifies available sources of liquidity for each scenario;

•	reduce Bank of Hampton Roads’ reliance on brokered deposits; and

•	improve Bank of Hampton Roads’ earnings and overall condition.
     In addition, Bank of Hampton Roads has agreed that it will:
•	not extend, renew, or restructure any credit that has been criticized by the FRB or Bureau of Financial Institutions absent prior Board of Directors approval in accordance with the restrictions in the Written Agreement;

•	eliminate all assets or portions of assets classified as “loss” and thereafter charge off all assets classified as “loss” in a federal or state report of examination, unless otherwise approved by the FRB;

•	not accept new brokered deposits;

•	comply with legal and regulatory limitations on indemnification payments and severance payments; and

•	appoint a committee to monitor compliance with the terms of the Written Agreement.
     In addition, the Company has agreed that it will:
•	not make any other form of payment representing a reduction in Bank of Hampton Roads’ capital or make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities absent prior regulatory approval;

•	take all necessary steps to correct certain technical violations of law and regulation cited by the FRB;

•	refrain from guaranteeing any debt without the prior written approval of the FRB and the Bureau of Financial Institutions; and

•	refrain from purchasing or redeeming any shares of its stock without the prior written consent of the FRB or the Bureau of Financial Institutions.
     Under the terms of the Written Agreement, the Company and Bank of Hampton Roads have submitted capital plans to maintain sufficient capital at the Company, on a consolidated basis, and at Bank of Hampton Roads, on a stand-alone basis, and to refrain from declaring or paying dividends absent prior regulatory approval.
     This description of the Written Agreement is qualified in its entirety by reference to the copy of the Written Agreement filed with the Company’s Current Report on Form 8-K, filed June 17, 2010. To date, the Company and Bank of Hampton Roads have met all of the deadlines for taking actions required by the FRB and the Bureau of Financial Institutions under the terms of the Written Agreement. A Risk Committee was appointed to oversee the

Company’s compliance with the terms of the agreement and has met each month to review compliance. Written plans have been submitted for strengthening board oversight, strengthening credit risk management practices, improving liquidity, reducing the reliance on brokered deposits, improving capital, and curing the technical violations of laws and regulations. The Company has also submitted its written policies and procedures for maintaining an adequate allowance for loan and lease losses and its plans for all foreclosed real estate and nonaccrual and delinquent loans in excess of $2.5 million. Additionally, the Company instituted the required review process for all classified loans. Previously, the Company charged off the assets identified as loss from the previous examination. Moreover, the Company raised $295.0 million in the closings of several related transactions in the third and fourth quarters of last year. The Company and Bank of Hampton Roads were “well-capitalized” as of March 31, 2011. As a result, management believes the Company and Bank of Hampton Roads are in full compliance with the terms of the Written Agreement.
Bank of Hampton Roads is restricted from accepting new brokered deposits, and an inability to maintain our regulatory capital position could adversely affect our operations.
     Effective June 17, 2010, the Company and Bank of Hampton Roads entered into the Written Agreement with the FRB and the Bureau of Financial Institutions. Among other things, the Written Agreement prohibits Bank of Hampton Roads from accepting any new brokered deposits, even though it was “well-capitalized” for regulatory purposes as of March 31, 2011. Because Shore Bank is not included in the Written Agreement, it is not subject to these restrictions.
     In addition, Section 29 of the Federal Deposit Insurance Act limits the use of brokered deposits by institutions that are less than “well-capitalized” and allows the FDIC to place restrictions on interest rates that institutions may pay. If Bank of Hampton Roads or Shore Bank is unable to remain “well-capitalized” for regulatory purposes it will be, among other restrictions, prohibited from paying rates in excess of 75 basis points above the national market average on deposits of comparable maturity. If a restriction is placed on the rates that Bank of Hampton Roads and Shore Bank are able to pay on deposit accounts that negatively impacts their ability to compete for deposits in our market area, our banks may be unable to attract or maintain core deposits, and their liquidity and ability to support demand for loans could be adversely affected.
The formal investigation by the Securities and Exchange Commission may result in penalties, sanctions, or a restatement of our previously issued financial statements.
     In April 2011, the Securities and Exchange Commission’s Division of Enforcement notified the Company that the Division is conducting a formal investigation into the Company’s provisions and allowances for loan losses and deferred tax asset valuation allowances contained in its annual and quarterly reports for fiscal years 2008 through 2010. The Company intends to cooperate fully with the Division and believes its provisions and allowances will be determined to be appropriate. However, the formal investigation is in the introductory stages and we cannot predict the timing or eventual outcome of this investigation. The investigation could possibly result in penalties, sanctions or a restatement of our previously issued financial statements.
The Company has received a grand jury subpoena from the United States Department of Justice, Criminal Division and, although the Company has been advised that it is not a target at this time, and we do not believe we will become a target, there can be no assurances as to the timing or eventual outcome of the related investigation.
     On November 2, 2010, the Company received from the United States Department of Justice, Criminal Division, a grand jury subpoena to produce information principally relating to the merger of Gateway Financial Holdings, Inc. into the Company on December 31, 2008, and to loans made by Gateway Financial Holdings, Inc. and its wholly owned subsidiary, Gateway Bank & Trust Co., before Gateway Financial Holdings, Inc.’s merger with the Company. The United States Department of Justice, Criminal Division has informed us that we are not a target of the investigation at this time, and we are fully cooperating. We can give you no assurances as to the timing or eventual outcome of this investigation.

We may need to raise additional capital that may not be available on terms acceptable to us or at all.
     If we do not generate capital from this offering that we believe is sufficient, we may have to sell additional securities in order to generate our desired level of capital. In addition, we may need to raise additional capital in the future if we continue to incur losses or due to regulatory mandates. Our ability to raise additional capital, if needed, through the sale of additional securities will depend in part on conditions in the capital markets at that time, which are outside our control, and on our financial performance.
     Accordingly, we may not be able to obtain additional capital, if and when needed, on terms acceptable to us, or at all. If we cannot raise additional capital when needed, our ability to maintain our capital ratios could be materially impaired, and we could face additional regulatory actions or restrictions. Among other things, Bank of Hampton Roads or Shore Bank would be prohibited from using brokered deposits without prior regulatory approval or offering interest rates on our deposit accounts that are significantly higher than the market average if it fails to maintain its status as “well-capitalized” for regulatory purposes. In addition, if the Company or Bank of Hampton Roads fails to comply with the capital plan that has been submitted to regulators, it could be subject to further regulatory sanctions and/or other regulatory enforcement actions.
We may not be able to accomplish our proposed sale of branches and mortgage and insurance businesses or alternatively, if we are able to do so, we may not realize the anticipated benefits from such sales, either of which could have a material adverse affect on our results of operations or financial condition.
     As previously announced, we are seeking buyers for ten of our bank branches and for Gateway Mortgage, Inc. and Gateway Insurance Services, Inc. In addition to returning our focus to our core community banking business in our core markets, we expect that these sales, among other things, will reduce our expense base and, by reducing our assets and liabilities, improve our capital ratios. There can be no assurance, however, that the sales of these branches or businesses will occur, or if they do occur, whether the terms and conditions will be favorable to us. If we are unable to accomplish any or all of these proposed sales, then we will not derive the expected benefits to our results of operations and financial condition that we anticipate as a result of these sales, such as a reduction to our expense base. In addition, the process of attempting to sell these branches and businesses may divert management’s attention and resources from our core businesses and operations, which could have a material adverse effect on our operations. Finally, if we are unable to sell any or all of these branches or businesses, our ability to grow or achieve or maintain profitability in the future may be adversely impacted.
     Even if we do accomplish the sale of some or all of the proposed branches and/or our mortgage and insurance businesses, we nonetheless may not fully realize the anticipated benefits of such sales. Among other things, the loss of revenue from these branches and businesses could outweigh the expected expense reduction, or the sales may occur at a lower price than management anticipates, which could create additional losses if such prices are below book value. These and other potential consequences of the proposed sales could have an adverse impact on our financial condition or results of operations.
Current and future increases in FDIC insurance premiums would decrease our earnings. In addition, FDIC insurance assessments will likely increase from our prior inability to maintain a well-capitalized status, which would further decrease earnings.
     The Emergency Economic Stabilization Act of 2008 temporarily increased the limit on FDIC coverage to $250,000 for all accounts through December 31, 2013. The Dodd-Frank Act, signed by President Obama on July 21, 2010, permanently lifted the FDIC coverage limit to $250,000. The Dodd-Frank Act also revised the assessment methodology for funding the Deposit Insurance Fund, or DIF, requiring that assessments be based on an institution’s average consolidated total assets minus average tangible equity, rather than the institution’s deposits. The FDIC’s implementing regulation for these amendments is generally effective for the quarter beginning April 1, 2011, and will be reflected in invoices for assessments due September 30, 2011. In addition, in May 2009, the FDIC announced that it had voted to levy a special assessment on insured institutions in order to facilitate the rebuilding of the DIF. The assessment is equal to five basis points of the Company’s total assets minus Tier 1 capital as of June 30, 2009. This represented a charge of approximately $1.4 million, which was recorded as a pre-tax charge during the second quarter of 2009. The FDIC has indicated that future special assessments are possible.
     These developments have caused, and may cause in the future, an increase to our assessments, and the FDIC may be required to make additional increases to the assessment rates and levy additional special assessments on us. Higher insurance premiums and assessments increase our costs and may limit our ability to pursue certain business opportunities. We also may be required to pay even higher FDIC premiums than the recently increased level, because financial institution failures resulting from the depressed market conditions have depleted and may continue to deplete the DIF and reduce its ratio of reserves to insured deposits.
We have had and may continue to have large numbers of problem loans and difficulties with our loan administration, which could increase our losses related to loans.
     Our non-performing assets as a percentage of total assets decreased to 10% at March 31, 2011 from 11% at December 31, 2010. On March 31, 2011, 2% of our loans are 30 to 89 days delinquent and are treated as performing assets. Based on these delinquencies, we expect more loans to become non-performing. The administration of non-performing loans is an important function in attempting to mitigate any future losses related to our non-performing assets.
     In the past, our management of non-performing loans was, at times, not as strong as we would prefer. In 2009, we hired an independent third party to review a significant portion of our loans. The independent third party discovered several deficiencies with our loan management that we have since taken steps to remedy. The following deficiencies were identified: updated appraisals on problem loans and large loans secured by real estate were not always being obtained; better organized credit files were needed; additional resources were needed to manage problem loans; and a lack of well-defined internal workout policies and procedures.
     We have taken a variety of initiatives to remedy the conditions noted above as well as other enhancements to our credit review and collection processes. Initiatives and procedures which augmented the credit administration function included acquisition and development loan reviews, interest reserve loan reviews, past due loan reviews, forecasting reviews, standard loan reviews, loans presented for approval and renewal, relationship reviews, and global cash flow analyses. We have improved the organization of our credit files and have made efforts to attain appraisal updates in a timelier manner. In addition to the internal review of credit quality, we engaged an independent credit consulting firm to conduct an analysis of our loan portfolio. We also increased staffing in credit administration and established and staffed a separate special assets function to manage problem assets.
     Although we have made significant enhancements to our loan administration processes to address these issues, we can give you no assurances that we will be able to successfully manage our problem loans, our loan administration, and origination process. If we are unable to do so in a timely manner, our loan losses could increase significantly and this could have a material adverse effect on our results of operations and the value of, or market for, our common stock.
If the value of real estate in the markets we serve were to further decline materially, a significant portion of our loan portfolio could become further under-collateralized, which could have a material adverse effect on us.
     With approximately three-fourths of our loans concentrated in the regions of Hampton Roads, Richmond, and the Eastern Shore of Virginia and the Triangle region of North Carolina, a decline in local economic conditions could adversely affect the value of the real estate collateral securing our loans. Moreover, our markets in Wilmington, North Carolina and the Outer Banks of North Carolina have been especially hard hit by recent declines in real estate values. A further decline in property values would diminish our ability to recover on defaulted loans by selling the real estate collateral, making it more likely that we would suffer additional losses on defaulted loans. Additionally, a decrease in asset quality could require additions to our allowance for loan losses through increased provisions for loan losses, which would negatively impact our profits. Also, a decline in local economic conditions may have a greater effect on our earnings and capital than on the earnings and capital of financial institutions whose real estate loan portfolios are more geographically diverse. Real estate values are affected by various factors in addition to local economic conditions, including, among other things, changes in general or regional economic conditions, governmental rules or policies, and natural disasters.

Our commercial real estate and equity line lending may expose us to a greater risk of loss and hurt our earnings and profitability.
     Our business strategy centers, in part, on offering commercial and equity line loans secured by real estate in order to generate interest income. These types of loans generally have higher yields and shorter maturities than traditional one-to-four family residential mortgage loans. At March 31, 2011, commercial and equity line loans secured by real estate totaled approximately $835.8 million, which represented approximately 46.3% of total loans. Such loans increase our credit risk profile relative to other financial institutions that have lower concentrations of commercial real estate and equity line loans.
     Loans secured by commercial real estate properties are generally for larger amounts and involve a greater degree of risk than one-to-four family residential mortgage loans. Payments on loans secured by these properties generally are dependent on the income produced by the underlying properties which, in turn, depends on the successful operation and management of the properties. Accordingly, repayment of these loans is subject to adverse conditions in the real estate market or the local economy. While we seek to minimize these risks in a variety of ways, there can be no assurance that these measures will protect against credit-related losses.
     Equity line loans typically involve a greater degree of risk than one-to-four family residential mortgage loans. Equity line lending allows a customer to access an amount up to their line of credit for the term specified in their agreement. At the expiration of the term of an equity line, a customer may have the entire principal balance outstanding as opposed to a one-to-four family residential mortgage loan where the principal is disbursed entirely at closing and amortizes throughout the term of the loan. We cannot predict when and to what extent our customers will access their equity lines. While we seek to minimize this risk in a variety of ways, including attempting to employ conservative underwriting criteria, there can be no assurance that these measures will protect against credit-related losses.
A significant amount of our loan portfolio contains loans used to finance construction and land development and these types of loans subject our loan portfolio to a higher degree of credit risk.
     Although we are no longer making new loans to finance construction and land development, a significant amount of our portfolio contains such loans. Construction financing typically involves a higher degree of credit risk than financing on improved, owner-occupied real estate. Risk of loss on a construction loan is largely dependent upon the accuracy of the initial estimate of the property’s value at completion of construction, the marketability of the property, and the bid price and estimated cost (including interest) of construction. If the estimate of construction costs proves to be inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of the value proves to be inaccurate, we may be confronted, at or prior to the maturity of the loan, with a project whose value is insufficient to assure full repayment. When lending to builders, the cost of construction breakdown is provided by the builder, as well as supported by the appraisal. Although our underwriting criteria were designed to evaluate and minimize the risks of each construction loan, there can be no guarantee that these practices will have safeguarded against material delinquencies and losses to our operations.
     At March 31, 2011, we had loans of $395.2 million or 22% of total loans outstanding to finance construction and land development. Construction and land development loans are dependent on the successful completion of the projects they finance, however, in many cases such construction and development projects in our primary market areas are not being completed in a timely manner, if at all.
Our lending on vacant land may expose us to a greater risk of loss and may have an adverse effect on results of operations.
     A portion of our residential and commercial lending is secured by vacant or unimproved land. Loans secured by vacant or unimproved land are generally more risky than loans secured by improved property for one-to-four family residential mortgage loans. Since vacant or unimproved land is generally held by the borrower for investment purposes or future use, payments on loans secured by vacant or unimproved land will typically rank lower in priority to the borrower than a loan the borrower may have on their primary residence or business. These loans are susceptible to adverse conditions in the real estate market and local economy.

Difficult market conditions have adversely affected our industry.
     The global and U.S. economies continue to experience a protracted slowdown in business activity as a result of disruptions in the financial system, including a lack of confidence in the worldwide credit markets. Currently, the U.S. economy remains in the midst of one of its longest economic downturns in recent history. Dramatic declines in the housing market over the last several years, with falling home prices and increasing foreclosures, unemployment, and under-employment, have negatively impacted the performance of real estate related loans and resulted in significant write-downs of asset values by financial institutions. These write-downs, initially of asset-backed securities but spreading to other securities and loans, have caused many financial institutions to seek additional capital, to reduce or eliminate dividends, to merge with larger and stronger institutions and, in some cases, to fail.
     Reflecting concern about the stability of the financial markets and the strength of counterparties, many lenders and institutional investors have reduced or ceased providing funding to borrowers, including to other financial institutions. Market turmoil and tightening of credit have led to an increased level of commercial and consumer delinquencies, lack of consumer confidence, increased market volatility, and widespread reduction of business activity generally. The resulting economic pressure on consumers and lack of confidence in the financial markets could continue to adversely affect our business, financial condition, and results of operations. Market developments may continue to affect consumer confidence levels and may cause adverse changes in payment patterns, causing increases in delinquencies and default rates, which may impact our charge-offs and provision for credit losses.
     In addition, these difficult conditions have caused declines in operating revenues across the banking industry. Primarily as the result of weak loan demand and historically low interest rates, our industry has seen declines in net interest income, even before deducting provisions for credit losses. In addition, increasing regulatory restrictions on fee income is making it increasingly difficult for banks to rely on maintaining or increasing noninterest income as an additional source of operating revenue. A protracted continuation or worsening of these conditions would likely exacerbate the adverse effects of these difficult market conditions on us and could have a material adverse effect on the value of, or market for, our common stock.
We are not paying dividends on our common stock and currently are prevented from doing so. The failure to resume paying dividends on our common stock may adversely affect the value of our common stock.
     We paid cash dividends prior to the third quarter of 2009. During the third quarter of 2009, we suspended dividend payments on our common stock. We are prevented by our regulators from paying dividends until our financial position improves. In addition, the retained deficit of Bank of Hampton Roads, our principal banking subsidiary is approximately $400.6 million as of May 31, 2011. Absent permission from the Virginia State Corporation Commission, Bank of Hampton Roads may pay dividends to us only to the extent of positive accumulated retained earnings. It is unlikely in the foreseeable future that we would be able to pay dividends if Bank of Hampton Roads cannot pay dividends to us. Although we can seek to obtain a waiver of this prohibition, our regulators may choose not to grant such a waiver, and we would not expect to be granted a waiver or be released from this obligation until our financial performance and retained earnings improve significantly. As a result, there is no assurance if or when we will be able to resume paying cash dividends. Even if we are allowed by our regulators to resume paying dividends again, our exchange agreement with the Treasury provides that, until the earlier of December 31, 2011 or such time as the Treasury ceases to own any debt or equity securities of the Company, we must obtain the consent of the Treasury prior to declaring or paying any cash dividend of more than $0.006 per share of our common stock.
     In addition, all dividends are declared and paid at the discretion of our Board of Directors and are dependent upon our liquidity, financial condition, results of operations, regulatory capital requirements, and such other factors as our Board of Directors may deem relevant. The ability of our banking subsidiaries to pay dividends to us is also limited by obligations to maintain sufficient capital and by other general restrictions on dividends that are applicable to our banking subsidiaries. If we do not satisfy these regulatory requirements, we are unable to pay dividends on our common stock. Therefore, we may not be able to resume payments of dividends in the future.

Our ability to maintain adequate sources of funding may be negatively impacted by the current economic environment which may, among other things, impact our ability to resume the payment of dividends or satisfy our obligations.
     Our access to funding sources in amounts adequate to finance our activities on terms which are acceptable to us could be impaired by factors that affect us specifically or the financial services industry or economy in general. In managing our balance sheet, a primary source of funding is customer deposits. Our ability to continue to attract these deposits and other funding sources is subject to variability based upon a number of factors including volume and volatility in the securities markets and the relative interest rates that we are prepared to pay for these liabilities. Further, Bank of Hampton Roads is prohibited under the Written Agreement from accepting new brokered deposits. Our potential inability to maintain adequate sources of funding may, among other things, impact our ability to resume the payment of dividends or satisfy our obligations.
Our ability to maintain adequate sources of liquidity may be negatively impacted by the current economic environment which may, among other things, impair our ability to fund operations and jeopardize our financial condition.
     Liquidity is essential to our business because we must maintain sufficient funds to respond to the demands of depositors and needs of borrowers. An inability to raise funds through deposits, borrowings, the sale of investments or loans, the issuance of equity and debt securities, and other sources could have a substantial negative affect on our liquidity and, consequently, our ability to operate. Factors that could detrimentally impact our access to liquidity sources include operating losses; rising levels of non-performing assets; a decrease in the level of our business activity as a result of a downturn in the markets in which our loans or deposits are concentrated or as a result of a loss of confidence in us by our customers, lenders, and/or investors; or adverse regulatory action against us. Our ability to borrow could also be impaired by factors that are not specific to us, such as a disruption in the financial markets or negative views and expectations about the prospects for the financial industry in light of the turmoil faced by banking organizations and the continued deterioration in credit markets. Under current market conditions, the confidence of depositors, lenders, and investors is critical to our ability to maintain our sources of liquidity.
     The management of liquidity risk is critical to the management of our business and to our ability to service our customer base. In managing our balance sheet, a primary source of liquidity is customer deposits. Our ability to continue to attract these deposits and other funding sources is subject to variability based upon a number of factors including volume and volatility in the securities markets and the relative interest rates that we are prepared to pay for these liabilities. The availability and level of deposits and other funding sources, including borrowings and the issuance of equity and debt securities, is highly dependent upon the perception of the liquidity and creditworthiness of the financial institution, and such perception can change quickly in response to market conditions or circumstances unique to a particular company. Concerns about our financial condition or concerns about our credit exposure to other persons could adversely impact our sources of liquidity, financial position, regulatory capital ratios, results of operations, and our business prospects.
The current economic environment may negatively impact our ability to maintain required capital levels or otherwise negatively impact our financial condition, which may, among other things, limit our access to certain sources of funding and liquidity.
     If the level of our deposits were to materially decrease, we would have to raise additional funds by increasing the interest that we pay on certificates of deposit or other depository accounts, seek other debt or equity financing, or draw upon our available lines of credit. Shore Bank relies on brokered deposits (and Bank of Hampton Roads has historically relied on such deposits) and we rely on commercial retail deposits as well as advances from the Federal Home Loan Bank, or the FHLB, and the FRB discount window to fund our operations. Although we have historically been able to replace maturing deposits and advances as necessary, we might not be able to replace such funds in the future if, among other things, our results of operations or financial condition or the results of operations or financial condition of the FHLB or market conditions were to change or because we are restricted from doing so by regulatory restrictions. For example, Bank of Hampton Roads is prohibited from obtaining brokered deposits pursuant to the terms of its Written Agreement. Additionally, the FHLB or FRB could limit our access to additional borrowings. We constantly monitor our activities with respect to liquidity and evaluate closely our utilization of our cash assets; however, there can be no assurance that our liquidity or the cost of funds to us may not be materially and adversely impacted as a result of economic, market, or operational considerations that we may not be able to control.

We may face increasing deposit-pricing pressures, which may, among other things, reduce our profitability.
     Deposit pricing pressures may result from competition as well as changes to the interest rate environment. Under current conditions, pricing pressures also may arise from depositors who demand premium interest rates from what they perceive to be a troubled financial institution. Current economic conditions have intensified competition for deposits. The competition has had an impact on interest rates paid to attract deposits as well as fees charged on deposit products. In addition to the competitive pressures from other depository institutions, we face heightened competition from non-depository financial products such as securities and other alternative investments.
     Furthermore, technology and other market changes have made it more convenient for bank customers to transfer funds for investing purposes. Bank customers also have greater access to deposit vehicles that facilitate spreading deposit balances among different depository institutions to maximize FDIC insurance coverage. In addition to competitive forces, we also are at risk from market forces as they affect interest rates. It is not uncommon when interest rates transition from a low interest rate environment to a rising rate environment for deposit and other funding costs to rise in advance of yields on earning assets. In order to keep deposits required for funding purposes, it may be necessary to raise deposit rates without commensurate increases in asset pricing in the short term. Finally, we may see interest rate pricing pressure from depositors concerned about our financial condition and levels of non-performing assets.
We may continue to incur losses if we are unable to successfully manage interest rate risk.
     Our profitability depends in substantial part upon the spread between the interest rates earned on investments and loans and the interest rates paid on deposits and other interest-bearing liabilities. These rates are normally in line with general market rates and rise and fall based on management’s view of our needs. Changes in interest rates will affect our operating performance and financial condition in diverse ways including the pricing of securities, loans and deposits, and the volume of loan originations in our mortgage banking business, and could result in decreases to our net income. Our net interest income will be adversely affected if market interest rates change so that the interest we pay on deposits and borrowings increases faster than the interest we earn on loans and investments. This could, in turn, have a material adverse affect on the value of our common stock.
Our future success is dependent on our ability to compete effectively in the highly competitive banking industry.
     We face vigorous competition from other banks and other financial institutions, including savings and loan associations, savings banks, finance companies, and credit unions for deposits, loans, and other financial services that serve our market area. A number of these banks and other financial institutions are significantly larger than we are and have substantially greater access to capital and other resources, as well as larger lending limits and branch systems, and offer a wider array of banking services. Many of our non-bank competitors are not subject to the same extensive regulations that govern us. As a result, these non-bank competitors have advantages over us in providing certain services. While we believe we compete effectively with these other financial institutions serving our primary markets, we may face a competitive disadvantage to larger institutions. If we have to raise interest rates paid on deposits or lower interest rates charged on loans to compete effectively, our net interest margin and income could be negatively affected. Failure to compete effectively to attract new, or to retain existing, clients may reduce or limit our margins and our market share and may adversely affect our results of operations, financial condition, growth, and the value of our common stock.
Our operations and customers might be affected by the occurrence of a natural disaster or other catastrophic event in our market area.
     Because a substantial portion of our loans are with customers and businesses located in the central and coastal portions of Virginia, North Carolina, and Maryland, catastrophic events, including natural disasters such as hurricanes, which historically have struck the east coast of the United States with some regularity, or terrorist attacks could disrupt our operations. Any of these natural disasters or other catastrophic events could have a negative impact on our financial centers and customer base as well as collateral values and the strength of our loan portfolio. Any natural disaster or catastrophic event affecting us could have a material adverse impact on our operations and the value of our common stock.

We face a variety of threats from technology based frauds and scams.
     Financial institutions are a prime target of criminal activities through various channels of information technology. Our network could be vulnerable to unauthorized access, computer viruses, phishing schemes and other security problems. We may be required to spend significant capital and other resources to protect against the threat of security breaches and computer viruses, or to alleviate problems caused by security breaches or viruses. To the extent that our activities or the activities of our customers involve the storage and transmission of confidential information, security breaches and viruses could expose us to claims, litigation and other possible liabilities. Any inability to prevent security breaches or computer viruses could also cause existing customers to lose confidence in our systems and could adversely affect our reputation and its ability to generate deposits. We attempt to mitigate risk from such activities through policies, procedures, and preventative and detective measures. In addition, we maintain insurance coverage designed to provide a level of financial protection to our business. However, risks posed by business interruption, fraud losses, business recovery expenses, and other potential losses or expenses that may be experienced from a significant event are not readily predictable and, therefore, could have an impact on our results of operations.
Virginia law and the provisions of our Articles of Incorporation and Bylaws could deter or prevent takeover attempts by a potential purchaser of our common stock that would be willing to pay you a premium for your shares of our common stock.
     Our Articles of Incorporation as well as our bylaws, or the Bylaws, contain provisions that may be deemed to have the effect of discouraging or delaying uninvited attempts by third parties to gain control of the Company. These provisions include the division of our Board of Directors into classes and the ability of our board to set the price, term, and rights of, and to issue, one or more additional series of our preferred stock. Our Articles of Incorporation and Bylaws also provide for a classified board of directors, with each member serving a three-year term, and do not provide for the ability of stockholders to call special meetings.
     Similarly, the Virginia Stock Corporation Act contains provisions designed to protect Virginia corporations and employees from the adverse effects of hostile corporate takeovers. These provisions reduce the possibility that a third party could effect a change in control without the support of our incumbent directors. These provisions may also strengthen the position of current management by restricting the ability of shareholders to change the composition of the board, to affect its policies generally, and to benefit from actions that are opposed by the current board.
Risks Relating to Market, Legislative, and Regulatory Events
Our business, financial condition, and results of operations are highly regulated and could be adversely affected by new or changed regulations and by the manner in which such regulations are applied by regulatory authorities.
     Current economic conditions, particularly in the financial markets, have resulted in government regulatory agencies placing increased focus on and scrutiny of the financial services industry. The U.S. Government has intervened on an unprecedented scale, responding to what has been commonly referred to as the financial crisis. In addition to participating in the Treasury’s Capital Purchase Program and Capital Assistance Program, the U.S. Government has taken steps that include enhancing the liquidity support available to financial institutions, establishing a commercial paper funding facility, temporarily guaranteeing money market funds and certain types of debt issuances, and increasing insured deposits. These programs subject us and other financial institutions who have participated in these programs to additional restrictions, oversight and/or costs that may have an impact on our business, financial condition, results of operations, or the price of our common stock.
Governmental regulation and regulatory actions against us may impair our operations or restrict our growth.
     We are subject to significant governmental supervision and regulation. These regulations are intended primarily for the protection of depositors, rather than shareholders. Statutes and regulations affecting our business may be changed at any time and the interpretation of these statutes and regulations by examining authorities may also change. Within the last several years, Congress and the President have passed and enacted significant changes to these statutes and regulations. There can be no assurance that such changes to the statutes and regulations or to their interpretation will not adversely affect our business. In addition to governmental supervision and regulation, we are subject to changes in other federal and state laws, including changes in tax laws, which could materially affect the banking industry.
     We are subject to the rules and regulations of federal and state bank regulatory agencies, including the Federal Reserve, the FDIC and the Virginia Bureau of Financial Institutions. If we fail to comply with federal and state bank regulations, the regulators may limit our activities or growth and impose monetary penalties, which could severely limit or end our operations. Banking laws and regulations change from time to time. Bank regulations can hinder our ability to compete with financial services companies that are not regulated in the same manner or are less regulated. Federal and state bank regulatory agencies regulate many aspects of our operations. These areas include:
•	The level of capital that must be maintained;

•	The kinds of activities that can be engaged in;

•	The kinds and amounts of investments that can be made;

•	The locations of our financial centers;

•	Insurance of deposits and the premiums that we must pay for this insurance; and

•	The amount of cash we must set aside as reserves for deposits.
     Bank regulatory authorities have the authority to bring enforcement actions against banks and bank holding companies for unsafe or unsound practices in the conduct of their businesses or for violations of any law, rule, or regulation. Possible enforcement actions could include the issuance of a cease-and-desist order that could be judicially enforced; the imposition of civil monetary penalties; the issuance of directives to increase capital or enter into a strategic transaction, whether by merger or otherwise, with a third party; the appointment of a conservator or receiver; the termination of insurance of deposits; the issuance of removal and prohibition orders against institution-affiliated parties; and the enforcement of such actions through injunctions or restraining orders. Any such regulatory action may have a material adverse effect on our ability to operate our bank subsidiaries and execute our strategy.
     Compliance with governmental regulation and scrutiny may significantly increase our costs, impede the efficiency of our internal business processes, require us to increase our regulatory capital, and limit our ability to pursue business opportunities in an efficient manner. We also may be required to pay significantly higher FDIC premiums because market developments have significantly depleted the DIF and reduced the ratio of reserves to insured deposits. The increased costs associated with anticipated regulatory and political scrutiny could adversely impact our results of operations.
     New proposals for legislation continue to be introduced in the U.S. Congress that could further substantially increase regulation of the financial services industry. Federal and state regulatory agencies also frequently adopt changes to their regulations and/or change the manner in which existing regulations are applied. We cannot predict whether any pending or future legislation will be adopted or the substance and impact of any such new legislation on us. Additional regulation could affect us in a substantial way and could have an adverse effect on our business, financial condition, and results of operations.
Banking regulators have broad enforcement power, and regulations are meant to protect depositors and not investors.
     We are subject to supervision by several governmental regulatory agencies. The regulators’ interpretation and application of relevant regulations, are beyond our control, may change rapidly and unpredictably, and can be expected to influence our earnings and growth. In addition, we have entered into a Written Agreement. For a discussion regarding risks related to the Written Agreement, see “We have entered into a written agreement with the Federal Reserve Bank of Richmond and the Virginia Bureau of Financial Institutions, which subjects us to significant restrictions, requires us to designate a significant amount of our resources to complying with the agreement, and may have a material adverse effect on our operations and the value of our securities.”

     All such government regulation may limit our growth and the return to our investors by restricting activities such as the payment of dividends, mergers with, or acquisitions by, other institutions, investments, loans and interest rates, interest rates paid on deposits, the use of brokered deposits, and the creation of financial centers. Although these regulations impose costs on us, they are intended to protect depositors. The regulations to which we are subject may not always be in the best interests of investors.
The recently enacted Dodd-Frank Act and related rules and regulations may adversely affect our business, financial condition, and results of operations.
     On July 21, 2010, the Dodd-Frank Act was signed into law. The Dodd-Frank Act contains a variety of far-reaching changes and reforms for the financial services industry and directs federal regulatory agencies to study the effects of, and issue implementing regulations for, these reforms. Many of the provisions of the Dodd-Frank Act could have a direct effect on our performance and, in some cases, impact our ability to conduct business. Examples of these provisions include, but are not limited to:
•	Creation of the Financial Stability Oversight Council that may recommend to the Federal Reserve increasingly strict rules for capital, leverage, liquidity, risk management and other requirements as companies grow in size and complexity;

•	Application of the same leverage and risk-based capital requirements that apply to insured depository institutions to most bank holding companies, such as the Company, and removal of hybrid securities, such as trust preferred securities, issued after May 19, 2010 as a permitted component of a holding company’s Tier 1 capital;

•	Changes to the assessment base used by the FDIC to assess insurance premiums from insured depository institutions and increases to the minimum reserve ratio for the DIF, from 1.15% to not less than 1.35%, with provisions to require institutions with total consolidated assets of $10 billion or more to bear a greater portion of the costs associated with increasing the DIF’s reserve ratio;

•	Repeal of the federal prohibitions on the payment of interest on demand deposits, thereby permitting depository institutions to pay interest on business transaction and other accounts;

•	Establishment of a consumer financial protection bureau with broad authority to implement new consumer protection regulations and, for bank holding companies with $10 billion or more in assets, to examine and enforce compliance with federal consumer laws; and

•	Amendment of the Electronic Fund Transfer Act to, among other things, give the Federal Reserve the authority to issue rules which are expected to limit debit-card interchange fees.
     Many of these provisions have already been the subject of proposed and final rules by the FDIC and Federal Reserve. Many other provisions, however, remain subject to regulatory rulemaking and implementation, the effects of which are not yet known. The provisions of the Dodd-Frank Act and any rules adopted to implement those provisions as well as any additional legislative or regulatory changes may impact the profitability of our business activities, may require that we change certain of our business practices, may materially affect our business model or affect retention of key personnel, may require us to raise additional capital and could expose us to additional costs (including increased compliance costs). These and other changes may also require us to invest significant management attention and resources to make any necessary changes and may adversely affect our ability to conduct our business as previously conducted or our results of operations or financial condition.
We may be subject to more stringent capital and liquidity requirements.
     As discussed above, the Dodd-Frank Act creates the Financial Stability Oversight Council that may recommend to the Federal Reserve increasingly strict rules for capital requirements as companies grow in size and complexity. The Dodd-Frank Act also applies the same leverage and risk-based capital requirements that apply to insured depository institutions to most bank holding companies and changes the way in which hybrid securities, such as trust preferred securities, are treated for purposes of determining a bank holding company’s regulatory capital. These requirements, and any other new regulations, could adversely affect our ability to pay dividends, or could require us to reduce business levels or to raise capital, including in ways that may adversely affect our results of operations or financial condition.
     In addition, on September 12, 2010, the Group of Governors and Heads of Supervision, the oversight body of the Basel Committee on Banking Supervision, announced agreement on the calibration and phase-in arrangements for a strengthened set of capital requirements, known as Basel III. When fully phased in, Basel III will introduce a minimum Tier 1 common equity ratio of 4.5%, net of regulatory deductions, and establish a capital conservation buffer of an additional 2.5% of common equity to risk-weighted assets above the regulatory minimum capital requirement, establishing a minimum common equity ratio plus capital conservation buffer at 7%. This capital conservation buffer will impose capital distribution constraints when the Tier 1 capital ratio falls under 8.5% and the total capital ratio falls under 10.5%. In addition, Basel III introduces a countercyclical capital buffer of up to 2.5% of common equity or other loss absorbing capital above the regulatory capital minimum plus the capital conservation buffer for periods of excess credit growth. Basel III also introduces a non-risk adjusted Tier 1 leverage ratio based on a measure of total exposure rather than total assets, and new liquidity standards. The Basel III capital and liquidity standards will be phased in over a period of several years. The text of the final Basel III capital and liquidity rules was published on December 16, 2010, and is now subject to individual adoption by member nations, including the United States.
     Banking regulators could implement changes to the capital adequacy standards applicable to us in light of Basel III. The ultimate impact of the new capital and liquidity standards cannot be determined at this time and will depend on a number of factors, including treatment and implementation by the U.S. banking regulators.
The fiscal, monetary, and regulatory policies of the federal government and its agencies could have a material adverse effect on our results of operations.
     The Board of Governors of the Federal Reserve System regulates the supply of money and credit in the United States. Its policies determine, in large part, the cost of funds for lending and investing and the return earned on those loans and investments, both of which affect our net interest margin. It also can materially decrease the value of financial assets we hold, such as debt securities. Its policies also can adversely affect borrowers, potentially increasing the risk that they may fail to repay their loans.
     In addition, as a public company we are subject to securities laws and standards imposed by the Sarbanes-Oxley Act. Because we are a relatively small company, the costs of compliance are disproportionate compared with much larger organizations. Continued growth of legal and regulatory compliance mandates could adversely affect our expenses, future results of operations, and the value of our common stock. In addition, the government and regulatory authorities have the power to impose rules or other requirements, including requirements that we are unable to anticipate, that could have an adverse impact on our results of operations and the value of our common stock.
The soundness of other financial institutions could adversely affect us.
     Our ability to engage in routine funding transactions could be adversely affected by the actions and commercial soundness of other financial institutions. Financial services institutions are interrelated as a result of trading, clearing, counterparty, or other relationships. As a result, defaults by, or even rumors or questions about, one or more financial services institutions, or the financial services industry, generally, have led to market-wide liquidity problems and could lead to losses or defaults by us or by other institutions. Many of these transactions expose us to credit risk in the event of default of our counterparty or client. In addition, our credit risk may be exacerbated when the collateral held by us cannot be liquidated at prices sufficient to recover the full amount of the financial instrument exposure due us. There is no assurance that any such losses would not materially and adversely affect our results of operations and the value of, or market for, our common stock.

Risks Factors Related to Our Common Stock
Our future capital needs could dilute your investment or otherwise affect your rights as a shareholder.
     Our board of directors may determine from time to time that we need to raise additional capital by issuing additional shares of our common stock or other securities. We may seek to raise capital through offerings of our common stock, securities convertible into common stock, subordinated debt securities, or rights to acquire such securities or our common stock.
     Under our articles of incorporation, we have additional authorized shares of common stock that we can issue from time to time at the discretion of our board of directors, without further action by shareholders, except as where shareholder approval is required by law. The issuance of any additional shares of common stock or convertible securities could be substantially dilutive to shareholders of our common stock. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. Holders of our shares of common stock have no preemptive rights as a matter of law that entitle them to purchase their pro-rata share of any offering or shares of any class or series. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.
     In addition, new investors, particularly with respect to subordinated debt securities, also may have rights, preferences and privileges that are senior to, and that could adversely affect, our then current shareholders. For example, subordinated debt securities would be senior to shares of our common stock. As a result, we would be required to make interest payments on such subordinated debt before any dividends can be paid on our common stock, and in the event of our bankruptcy, dissolution or liquidation, the holders of debt securities must be paid in full prior to any distributions being made to the holders of our common stock.
     We cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings diluting their stock holdings, adversely affecting their rights as shareholders and/or reducing the market price of our common stock.
Sales of large amounts of our common stock, or the perception that sales could occur, may depress our stock price.
     The market price of our common stock could drop if our existing shareholders decide to sell their shares. As of April 11, 2011, affiliates of the Carlyle Group, affiliates of Anchorage Investors, L.L.C., CapGen Capital Group VI LP, affiliates of Fir Tree, Inc., affiliates of Davidson Kempner Capital Management and C12 Protium Value Opportunities Ltd. owned 23.6%, 23.1%, 18.9%, 9.9%, 9.9% and 2.4% of the outstanding shares of our common stock, respectively. Pursuant to the various definitive investment agreements that we have entered into with these shareholders, each of the shareholders listed above received certain registration rights covering the resale of shares of our common stock. In addition, the shares of certain of these shareholders may be traded, subject to certain volume limitations in some cases, pursuant to Rule 144 under the Securities Act. If any of these shareholders sell large amounts of our common stock, or other investors perceive such sales to be imminent, the market price of our common stock could drop significantly. In connection with the present offering, the foregoing investors have waived applicable registration rights as well as certain preemptive rights to purchase our common stock through July 31, 2011, provided that this offering does not exceed $50 million in aggregate gross proceeds. Additional waivers would be required to continue this offering after July 31, 2011 or in excess of such amount.
     In addition, as of April 11, 2011, the U.S. Treasury owned 6.3% of the outstanding shares of our common stock, plus a warrant to purchase an additional 53,034 shares of our common stock. In connection with the issuance of such shares of common stock and the warrant, we entered into an Exchange Agreement with the U.S. Treasury, under the terms of which the U.S. Treasury received certain registration rights covering the resale of such shares of common stock, the warrant, and the shares of common stock issuable upon exercise of the warrant. These shares of common stock also are currently freely transferable pursuant to Rule 144 under the Securities Act. The sale of the shares of our common stock owned by the U.S. Treasury, and the exercise of the warrant and sale of the underlying shares of common stock, or the perception by other investors that such sales are imminent, could adversely affect the market price of our common stock. In connection with the present offering, the U.S. Treasury has not waived any of its rights in writing, but after discussions with the U.S. Treasury we do not expect it to assert any rights it may have.

The price of our common stock may fluctuate significantly, which may make it difficult for you to resell shares of our common stock owned by you at times or at prices you find attractive.
     Our stock price may fluctuate significantly as a result of a variety of factors, many of which are beyond our control. The market for our common stock historically has experienced and may continue to experience significant price and volume fluctuations similar to those experienced by the broader stock market in recent years. Generally, the fluctuations experienced by the broader stock market have affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. In addition, our announcements of our quarterly operating results, changes in general conditions in the economy or the financial markets and other developments affecting us, our affiliates or our competitors could cause the market price of our common stock to fluctuate substantially.
     We expect that the market price of our common stock will continue to fluctuate and there can be no assurances about the levels of market prices for our common stock or that it will trade at prices at or above the price offered hereby.
Your shares of common stock will not be an insured deposit.
     The shares of our common stock are not a bank deposit and will not be insured or guaranteed by the FDIC or any other government agency. Your investment will be subject to investment risk, and you must be capable of affording the loss of your entire investment.
Because our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use them and the proceeds may not be invested successfully.
     Our management will have broad discretion as to the use of the offering proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of these proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return from us.

USE OF PROCEEDS
     We intend to use the net proceeds we receive from the sale of our common stock pursuant to this prospectus supplement for general corporate purposes or to loan or contribute to the capital of Bank of Hampton Roads or Shore Bank.

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)
     We have entered into an equity distribution agreement, dated as of June 13, 2011, with our placement agent, under which we may issue and sell up to an aggregate of 5,000,000 shares of our common stock from time to time through the placement agent, as our agent for the offer and sale of the shares, or to the placement agent for resale. The sales, if any, of the common stock under the equity distribution agreement will be made in “at-the-market” offerings as defined in Rule 415 of the Securities Act, including sales made directly on NASDAQ, on any other existing trading market for the common stock or to or through a market maker or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law.
     From time to time during the term of the equity distribution agreement, we may deliver a placement notice to the placement agent, acting as our agent, which shall at a minimum include the number of shares of common stock to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one day and any minimum price below which sales may not be made. Upon acceptance of a placement notice from us, and subject to the terms and conditions of the equity distribution agreement, if acting as agent, such placement agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares. We or the placement agent may suspend the offering of our common stock at any time upon delivery of proper notice in writing to the other, at which time the selling period will immediately terminate.
     As our sales agent, the placement agent will not engage in any transactions that stabilize our common stock.
     We will pay the placement agent commissions, or allow a discount, not to exceed, in the aggregate, 3% of the gross proceeds from the sale of all shares sold through the placement agent under the equity distribution agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of our common stock. We have agreed to reimburse the placement agent for certain expenses in certain circumstances, including fees and disbursements of counsel to the placement agent incurred in connection with or incident to the equity distribution agreement and the transactions and obligations contemplated thereby, in an amount not to exceed $200,000 in the aggregate. In addition, the placement agent will pay a fee to FBR Capital Markets & Co. as compensation for acting as a “qualified independent underwriter” in connection with this offering. See “— Conflict of Interest” below.
     Settlement for sales of our common stock are generally anticipated to occur on the third trading day following the date on which any sales were made in return for payment of the net proceeds to us, unless we agree otherwise with the placement agent. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
     Sales of our common stock as contemplated by this prospectus supplement will be settled through the facilities of the Depository Trust Company. The placement agent will provide written confirmation to us following the close of trading on NASDAQ each trading day on which common stock is sold by it as placement agent for us under the equity distribution agreement, but in any event prior to the end of the placement agent’s next business day. Each confirmation will include the number of shares sold on that day, the aggregate gross sales proceeds with respect to such sales, the compensation payable by us to the placement agent with respect to such sales and the net proceeds to us. We will report at least quarterly in our periodic filings and/or a prospectus supplement the number of shares of common stock sold through the placement agent in “at-the-market” offerings, the compensation payable by us to the placement agent with respect to such sales and the net proceeds to us in connection with such sales of our common stock.
     In connection with the sale of our common stock hereunder, the placement agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid such placement agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the placement agent against certain civil liabilities, including liabilities under the Securities Act.
     We estimate that the total expenses of the offering payable by us, excluding commissions, discounts or other items of value payable or provided to the placement agent under the equity distribution agreement, will be approximately $500,000.
     The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the termination of the equity distribution agreement by us or the placement agent at any time in the respective party’s sole discretion and upon written notice to the other party or parties, as the case may be, and (2) upon sale of all 5,000,000 shares of our common stock under the equity distribution agreement.
     In no event will the maximum compensation to be received by any FINRA member in connection with this offering exceed 8.0%.
Conflict of Interest
     The Carlyle Group, or Carlyle, holds 23.57% of outstanding shares of common stock in Hampton Roads Bankshares, Inc. Because entities affiliated with Carlyle have an interest in Sandler O’Neill + Partners, L.P., or the placement agent, Sandler O’Neill + Partners, L.P. is deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121. This rule requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence with respect thereto. FBR Capital Markets & Co. has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering. The placement agent will pay a fee to FBR Capital Markets & Co. as compensation for acting as a “qualified independent underwriter” in connection with this offering. This fee will be paid by the placement agent out of its commissions received. Subject to applicable limits on underwriting compensation under the rules of FINRA, such fee shall be equal to (i) $25,000, plus (ii) 10% of the total commissions received by the placement agent if aggregate gross proceeds of common stock sold by the placement agent equal or exceed $10,000,000. Sandler O’Neill + Partners, L.P. will not confirm sales of the shares to any account over which it exercises discretionary authority without the prior specific written approval of the customer. We have agreed to indemnify FBR Capital Markets & Co. for acting as a qualified independent underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or the Securities Act, and to contribute to payments that FBR Capital Markets & Co. may be required to make for these liabilities.
     The placement agent and its affiliates have provided, and may provide, from time to time in the future, certain financial advisory, investment banking and other services to us and our affiliates in the ordinary course of its business, for which it has received and may continue to receive customary fees and commissions. Specifically, the placement agent provided advisory services in connection with our recent private placement and received customary cash fees for such services. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

EXPERTS
     The consolidated financial statements of Hampton Roads Bankshares, Inc. and subsidiaries as of December 31, 2010, and for the year then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference in this prospectus supplement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
     Our consolidated financial statements as of December 31, 2009 and 2008 and for each of the years in the two-year period ended December 31, 2009, have been incorporated by reference in this prospectus supplement in reliance upon the report of Yount, Hyde & Barbour, P.C., previously our independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.
LEGAL MATTERS
     Williams Mullen, Norfolk, Virginia, our counsel, will pass upon the validity of the common stock to be issued by us through this prospectus supplement. Certain legal matters will be passed upon for the placement agent by DLA Piper LLP (US), Washington, DC.

Prospectus
$200,000,000
HAMPTON ROADS BANKSHARES, INC.
Preferred Stock
Common Stock
Warrants
Stock Purchase Contracts
Units

     We may offer and sell from time to time in one or more offerings any combination of the securities listed above. We may also issue any of the common stock, preferred stock, warrants, stock purchase contracts or units upon the conversion, exchange, or exercise of any of the securities listed above. The aggregate initial offering price of all securities we sell under this prospectus will not exceed $200,000,000. Offers and sales of these securities may be to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will offer the securities in amounts, at prices, and on terms to be determined by market conditions at the time of the offering. We will provide the specific terms for securities to be offered in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
     A discussion of certain risks that you should consider in connection with an investment in the securities will be included in a supplement to this prospectus. You should refer to the risk factors that may be included in a prospectus supplement and in our periodic reports and other information we file with the Securities and Exchange Commission and carefully consider that information before investing in our securities.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “HMPR.”

     Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
     These securities will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”), the Deposit Insurance Fund or any other governmental agency or instrumentality.
The date of this prospectus is June 2, 2011

ABOUT THIS PROSPECTUS
          This document is called a prospectus and is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time that do not exceed $200,000,000 in the aggregate. We may also issue any of the common stock, preferred stock, warrants, stock purchase contracts, or units upon the conversion, exchange or exercise of any of the securities described in this prospectus. Unless the context otherwise requires, the terms “Company,” “we,” “us,” or “our” refer to Hampton Roads Bankshares, Inc. and its consolidated subsidiaries on a combined basis.
          This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement, information that is incorporated by reference into this prospectus, or other offering material containing specific information about the terms of the securities we are offering. That prospectus supplement, information incorporated by reference, or other offering material may include a discussion of any risk factors or other special considerations that apply to those securities or the specific plan of distribution. The prospectus supplement or information incorporated by reference may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. Before investing in our securities, you should read both this prospectus and the applicable prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”
          The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be found on the SEC Internet site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
          Hampton Roads Bankshares, Inc. files annual, quarterly and current reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC. You may read and copy any of these filed documents at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC, 20549. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.
          Our Internet address is www.hamptonroadsbanksharesinc.com. We make available on our website, free of charge, our periodic and current reports, proxy and information statements and other information we file with the SEC and amendments thereto as soon as reasonably practicable after we file such material with, or furnish such material to, the SEC, as applicable. Unless specifically incorporated by reference, the information on our website is not part of this prospectus.
          This prospectus is part of a Registration Statement on Form S-3 filed by us with the SEC and does not contain all of the information included in the Registration Statement. Whenever a reference is made in this prospectus or any prospectus supplement, if applicable, to any contract or other document of ours, you should refer to the exhibits that are a part of the Registration Statement for a copy of the referenced contract or document. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.
          The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
          This prospectus incorporates by reference important business and financial information that we file with the SEC and that we are not including in or delivering with this prospectus. As the SEC allows, incorporated documents are considered part of this prospectus, and we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents (other than information furnished rather than filed):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended on April 26, 2011;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011;

•	our Current Reports on Form 8-K filed on January 5, 2011, February 3, 2011, February 25, 2011, March 9, 2011, March 31, 2011, May 2, 2011, May 9, 2011, May 11, 2011, May 12, 2011 and May 16, 2011 (other than the portions of those documents furnished or not otherwise deemed to be filed); and

•	the description of our common stock set forth in our Registration Statement on Form 8-A filed August 2, 2006 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.
          We also incorporate by reference all documents to the extent they have been filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the initial filing of the registration statement that contains this prospectus and (2) until this offering has been completed. Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.
          On the written or oral request of each person, including any beneficial owner, to whom a copy of this prospectus is delivered, we will provide, without charge, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.
          Written requests for copies should be directed to Hampton Roads Bankshares, Inc., Attn: Douglas J. Glenn, Executive Vice President, General Counsel, and Chief Operating Officer at Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.
          You should rely only upon the information provided in this document, or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover or the date given in the applicable document.
FORWARD-LOOKING AND CAUTIONARY STATEMENTS
          We make certain forward-looking statements in this prospectus and any accompanying prospectus supplements and the documents incorporated by reference in this prospectus and any accompanying prospectus supplements that are subject to risks and uncertainties. These forward-looking statements include statements regarding our profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk, growth strategy, and financial and other goals. The words “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends,” or other similar words or terms are intended to identify forward-looking statements.

               These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by risk factors including:
•	We incurred significant losses in 2009 and 2010 and through the first quarter of 2011 and may continue to do so in the future, and we can make no assurances as to when we will be profitable;

•	The determination of the appropriate balance of our allowance for loan losses is merely an estimate of the inherent risk of loss in our existing loan portfolio and, like all estimates, may prove to be incorrect. If such estimate is proven to be incorrect, and we are required to increase our allowance for loan losses, our results of operations, financial condition and the value of our common stock could be adversely affected;

•	Bank of Hampton Roads is restricted from accepting new brokered deposits, and an inability to maintain our regulatory capital position could adversely affect our operations;

•	We may need to raise additional capital that may not be available to us;

•	The Company has restated its financial statements, which may have a future adverse effect;

•	The formal investigation by the Securities and Exchange Commission may harm our business;

•	The Company has received a grand jury subpoena from the United States Department of Justice, Criminal Division and, although the Company is not a target, there can be no assurances as to the timing or eventual outcome of the related investigation;

•	Current and future increases in Federal Deposit Insurance Corporation insurance premiums, including the FDIC special assessment imposed on all FDIC-insured institutions, will decrease our earnings. In addition, FDIC insurance assessments will likely increase from the prior inability to maintain a well-capitalized status, which would further decrease earnings;

•	We have entered into a written agreement with the Federal Reserve Bank of Richmond and the Virginia Bureau of Financial Institutions (the “Written Agreement”), which requires us to designate a significant amount of resources to complying with the agreement and may have a material adverse effect on our operations and the value of our securities;

•	We have had and may continue to have large numbers of problem loans and difficulties with our loan administration, which could increase our losses related to loans;

•	Governmental regulation and regulatory actions against us may impair our operations or restrict our growth;

•	If the value of real estate in the markets we serve were to further decline materially, a significant portion of our loan portfolio could become further under-collateralized, which could have a material adverse effect on us;

•	Our commercial real estate and equity line lending may expose us to a greater risk of loss and hurt our earnings and profitability;

•	A significant amount of our loan portfolio contains loans used to finance construction and land development and these types of loans subject our loan portfolio to a higher degree of credit risk;

•	Our lending on vacant land may expose us to a greater risk of loss and may have an adverse effect on results of operations;

•	Difficult market conditions have adversely affected our industry;

•	We are not paying dividends on our common stock and currently are prevented from doing so. The failure to resume paying dividends on our common stock may adversely affect us;

•	Our ability to maintain adequate sources of funding may be negatively impacted by the current economic environment which may, among other things, impact our future ability to pay dividends or satisfy our obligations;

•	Our ability to maintain adequate sources of liquidity may be negatively impacted by the current economic environment which may, among other things, impact our ability to pay dividends or satisfy our obligations;

•	The current economic environment may negatively impact our ability to maintain required capital levels or otherwise negatively impact our financial condition, which may, among other things, limit access to certain sources of funding and liquidity;

•	We may face increasing deposit-pricing pressures, which may, among other things, reduce our profitability;

•	We may continue to incur losses if we are unable to successfully manage interest rate risk;

•	Our future success is dependent on our ability to compete effectively in the highly competitive banking industry;

•	Our operations and customers might be affected by the occurrence of a natural disaster or other catastrophic event in our market area;

•	We face a variety of threats from technology based frauds and scams;

•	Virginia law and the provisions of our Articles of Incorporation and Bylaws could deter or prevent takeover attempts by a potential purchaser of our common stock that would be willing to pay you a premium for your shares of our common stock;

•	Our business, financial condition, and results of operations are highly regulated and could be adversely affected by new or changed regulations and by the manner in which such regulations are applied by regulatory authorities;

•	Banking regulators have broad enforcement power, but regulations are meant to protect depositors and not investors;

•	The fiscal, monetary, and regulatory policies of the Federal Government and its agencies could have a material adverse effect on our results of operations;

•	The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act may adversely affect our business, financial condition, and results of operations;

•	The soundness of other financial institutions could adversely affect us;

•	Because we may issue additional shares of common stock, your investment could be subject to dilution; and

•	The market for our common stock historically has experienced significant price and volume fluctuations.
          Because of these uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking statements.
THE COMPANY
          Unless the context otherwise requires, the terms “we,” “us,” or “our” refer to Hampton Roads Bankshares, Inc. and its consolidated subsidiaries on a combined basis. Hampton Roads Bankshares, Inc. is the parent company of the tenth largest Virginia-domiciled commercial bank, Bank of Hampton Roads. Through our network of 56 financial centers and 63 ATMs, we emphasize personalized customer service and provide a full range of financial products targeting the needs of individuals and small to medium sized businesses in our primary market areas, which include Hampton Roads, Virginia, the Northeastern, Southeastern and Research Triangle regions of North Carolina and Richmond, Virginia.
          As of March 31, 2011, we had total consolidated assets of approximately $2.72 billion, net total loans of $1.70 billion, total deposits of $2.27 billion, total consolidated liabilities, including deposits, of $2.56 billion, and consolidated shareholders’ equity of approximately $160 million. Our principal business is to attract deposits and to loan or invest those deposits on profitable terms. We offer all traditional loan and deposit banking services, as well as telephone banking, internet banking, remote deposit capture, and debit cards. We accept both commercial and consumer deposits. These deposits are in varied forms of both demand and time accounts, including checking accounts, interest checking, money market accounts, savings accounts, certificates of deposit, and IRA accounts.
          On June 1, 2008, pursuant to the terms of the Agreement and Plan of Merger dated as of January 8, 2008 by and between the Company and Shore Financial Corporation, the Company acquired via merger all of the outstanding shares of Shore Financial Corporation, making Shore Bank, a wholly owned subsidiary of the Company.
     On December 31, 2008, pursuant to the terms of the Agreement and Plan of Merger dated as of September 23, 2008 by and between the Company and Gateway Financial Holdings, Inc., the Company acquired via merger all of the outstanding shares of Gateway Financial Holdings, Inc. making Gateway Bank & Trust Co. (“Gateway Bank”) and its other affiliates wholly-owned subsidiaries of the Company. On May 11, 2009, Gateway Bank was dissolved and merged into Bank of Hampton Roads.

          We currently have two banking subsidiaries—Bank of Hampton Roads and Shore Bank, which operate financial centers located throughout Virginia, North Carolina and Maryland. Bank of Hampton Roads has full-service offices in the Hampton Roads region of southeastern Virginia, including offices in the city of Chesapeake, offices in the city of Norfolk, offices in the city of Virginia Beach, offices in Emporia, and offices in the city of Suffolk. In addition, Bank of Hampton Roads has full-service offices located in the Northeastern, Southeastern, and Research Triangle regions of North Carolina and in Richmond and Charlottesville, Virginia that do business as Gateway Bank.
     We complement our core banking operations by offering a wide range of services through our various non-banking subsidiaries, which include Hampton Roads Investments, Inc., which provides securities, brokerage and investment advisory services, Shore Investments, Inc., which provides securities brokerage and investment advisory services, Gateway Insurance Services, Inc., which provides insurance brokerage services, Gateway Investment Services, Inc., which provides investment advisory services, and Gateway Bank Mortgage, Inc., which provides mortgage brokerage services.
          The Company, a Virginia corporation, was incorporated under the laws of the Commonwealth of Virginia on February 28, 2001, primarily to serve as a holding company for Bank of Hampton Roads. The Company is also a bank holding company and is registered under the Federal Bank Holding Company Act of 1956. Bank of Hampton Roads is a Virginia chartered bank that was incorporated in March, 1987.
          Our common stock is traded on the NASDAQ Global Select Market under the ticker symbol “HMPR.” Our principal executive offices are located at 999 Waterside Drive, Suite 200, Norfolk, Virginia 23510 and our telephone number is (757) 217-1000. Our internet address is http://www.hamptonroadsbanksharesinc.com. The information contained on our web site is not part of this prospectus.
USE OF PROCEEDS
          We intend to use the net proceeds from the sales of the offered securities as set forth in the applicable prospectus supplement.
RISK FACTORS
          An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein.
DESCRIPTION OF OUTSTANDING SECURITIES
          The following description is a summary of the material provisions of our outstanding securities derived from the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and the Company’s bylaws, as amended (the “Bylaws”). Copies of the Articles of Incorporation and Bylaws have been filed with the Securities and Exchange Commission and are incorporated by reference into this prospectus.
General
          Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share and 1,000,000 shares of preferred stock, no par value. As of May 5, 2011, there were 33,389,949 shares of common stock issued and outstanding held by 4,875 shareholders of record. The issued shares of common stock represent non-withdrawable capital, are not accounts of an insurable type, and are not federally insured.
          Also, on May 5, 2011, the following common stock purchase warrants were outstanding (with underlying common shares rounded to the nearest whole number): a warrant to purchase 333,872 shares of common stock at

$10.00 per share held by Carlyle Financial Services, Harbor, L.P., warrants to purchase 1,001,617 shares of common stock at $10.00 per share held by ACMO-HR, LLC, and warrants to purchase of 500,809 shares of common stock for $10.00 per share held by CapGen Capital Group, VI, LP (“CapGen”). In addition, the Treasury holds a warrant to purchase 53,034 shares of common stock. We do not have any shares of preferred stock issued or outstanding. All common share information reported in this section has been adjusted to reflect the one-for-twenty five reverse stock split that occurred on April 27, 2011.
Common Stock
     Voting Rights
     Each holder of shares of common stock is entitled to one vote per share held on any matter submitted to a vote of shareholders. There are no cumulative voting rights in the election of directors.
     Dividends
     Holders of shares of common stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available for dividends. We are a corporation separate and distinct from Bank of Hampton Roads and Shore Bank and the other subsidiaries. We pay quarterly dividends out of assets legally available for distribution. On July 30, 2009, our Board of Directors suspended cash dividends on our common shares indefinitely. Our ability to distribute cash dividends in the future may be limited by regulatory restrictions and the need to maintain sufficient consolidated capital.
     No Preemptive or Conversion Rights
     Holders of shares of our common stock do not have preemptive rights to purchase additional shares of our common stock, and have no conversion or redemption rights.
     Calls and Assessments
     All of the issued and outstanding shares of our common stock are non-assessable and non-callable.
     Liquidation Rights
     In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock shall be entitled to receive, in cash or in kind, our assets available for distribution remaining after payment or provision for payment of our debts and liabilities.
The Investor Warrants
     The following is a brief description of the warrants issued to certain institutional investors (the “Investors”) on September 30, 2010, in connection with their participation in the Company’s $255 million private placement (the “Private Placement”), and the number of shares of common stock issuable upon the exercise of such warrants, as adjusted to reflect transactions occurring through the date of this filing. These warrants were issued pursuant to the terms of the agreements governing the Private Placement entered into with such Investors and their affiliates (the “Investment Agreements”). Two types of warrants were issued to certain of the Investors at closing under the Private Placement. Each of ACMO-HR, LLC, an affiliate of Anchorage Advisors, L.L.C. (collectively, “Anchorage”) and CapGen were issued warrants exercisable at any time after the closing of the Private Placement (the “Standard Warrants”). Anchorage, CapGen and affiliates of The Carlyle Group (“Carlyle”) were also issued warrants exercisable only upon the occurrence of certain events (the “Contingent Warrants,” together with the Standard Warrants, the “Investor Warrants”). Except for the differences noted below under “-Exercise of the Investor Warrants,” the terms of the Standard Warrants and the Contingent Warrants are the same in all material respects. This description is subject to and qualified in its entirety by reference to the Investor Warrants, which are listed as Exhibits 4.2 — 4.6 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010. Copies of the Investor Warrants have also has been filed with the SEC and are available upon request from us.

Shares of Common Stock Subject to the Investor Warrants
     The Investor Warrants are exercisable for shares of our common stock as follows:

Investor Warrant	Number of Shares
Anchorage Standard Warrant	667,744.80
Anchorage Contingent Warrant	333,872.40
CapGen Standard Warrant	333,872.40
CapGen Contingent Warrant	166,936.20
Carlyle Contingent Warrant	333,872.40
Exercise of the Investor Warrants
     The initial exercise price applicable to the Investor Warrants is $10.00 per share of common stock for which the Investor Warrants may be exercised.
     The Standard Warrants may be exercised at any time on or before September 30, 2020 by surrender of the applicable Standard Warrant and a completed notice of exercise attached as an annex to the Standard Warrant and the payment of the exercise price for the shares of common stock for which the Standard Warrant is being exercised.
     The Contingent Warrants may be exercised only upon or after the earlier of:
1)	the written stay of the Written Agreement, and

2)	the occurrence of a “Sale Event.” A Sale Event includes:
a)	a consolidation or merger of the Company with or into another entity;

b)	any sale of all or substantially all of the Company’s assets;

c)	the acquisition by any person (other than CapGen) of (i) “control” of the Company or any of its subsidiaries, as such term is defined by the Bank Holding Company Act of 1956 or the Code of Virginia;

d)	the acquisition by any person (including CapGen) of shares representing more than 50% of the outstanding common stock or more then 50% of the ordinary voting power represented by other outstanding voting securities of the Company;

e)	any reclassification or exchange of outstanding shares of common stock into or for securities other than common stock;

f)	the approval of any plan of liquidation or dissolution of the Company; or

g)	the replacement of a majority of the Board of Directors over a two year period from the current Board of Directors, where such replacement has not been approved by the current Board of Directors or where such new directors are not replacing a prior designee of Anchorage, Carlyle or CapGen.
     After the written stay of the Written Agreement or occurrence of any Sale Event, the Contingent Warrants may be exercised on or before September 30, 2020 by surrender of the applicable Contingent Warrant and a completed notice of exercise attached as an annex to the Contingent Warrant and the payment of the exercise price for the shares of common stock for which the Contingent Warrant is being exercised.
     The exercise price of the Investor Warrants may be paid either by the withholding by the Company of such number of shares of common stock issuable upon exercise of any Investor Warrant equal to the value of the aggregate exercise price of the Investor Warrant determined by reference to the market price of our common stock on the trading day on which the Investor Warrant is exercised or, if agreed to by the Company and the Investor Warrant holder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Investor Warrants is subject to the further adjustments described below under the heading “—Adjustments to the Investor Warrants.”
     Upon exercise of any Investor Warrant, certificates for the shares of common stock issuable upon exercise will be issued to the Investor Warrant holder. We will not issue fractional shares upon any exercise of the Investor Warrants. Instead, the Investor Warrant holder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the Investor Warrant (less the pro-rated exercise price of the Investor Warrant) for any fractional shares that would have otherwise been issuable upon exercise of any Investor Warrant. We will at all times reserve the aggregate number of shares of our common stock for which the Investor Warrants may be exercised. We have listed the shares of common stock issuable upon exercise of the Investor Warrants with the NASDAQ Global Select Market.
Rights as a Shareholder
     The holders of the Investor Warrants shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the Investor Warrants have been exercised.
Transferability and Assignability
     The Investor Warrants, and all rights under the Investor Warrants, are transferable and assignable.
Adjustments to the Investor Warrants
     Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Investor Warrants may be exercised and the exercise price applicable to the Investor Warrants will be proportionately adjusted in the event we pay stock dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.
     Anti-dilution Adjustment. Other than in certain Permitted Transactions (as defined below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less the then applicable warrant exercise price, then the exercise price under the Investor Warrants shall be adjusted to equal the consideration per share of common stock received by the Company in connection with the common stock issuance, and the number of shares of common stock into which the Investor Warrants are exercisable and the exercise price will be adjusted. “Permitted Transactions” shall include issuances:
•	as consideration for or to fund the acquisition of businesses and/or related assets at fair market value;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our Board of Directors;

•	in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of September 30, 2010.
     Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, both the number of shares issuable upon exercise of the Investor Warrants and the exercise price will be adjusted to reflect such distribution.
     Certain Repurchases. If we affect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the Investor Warrants and the exercise price will be adjusted.

     Business Combinations. In the event of a merger, consolidation or similar transaction involving the Company and requiring shareholder approval, the right of any Investor Warrant holder to receive shares of our common stock upon exercise of the Investor Warrants shall be converted into the right to exercise the Investor Warrants for the consideration that would have been payable to the Investor Warrant holders with respect to the shares of common stock for which the Investor Warrants may be exercised, as if the Investor Warrants had been exercised immediately prior to such merger, consolidation or similar transaction.
Amended TARP Warrant
     The following is a brief description of the amended warrant that was issued to the United States Department of the Treasury (the “Treasury”) on September 30, 2010 (the “Amended TARP Warrant”) under the terms of an exchange agreement between the Company and the Treasury. This description is subject to and qualified in its entirety by reference to the Amended TARP Warrant, a copy of which is listed as Exhibit 4.7 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010. As such, a copy of the Amended TARP Warrant has been filed with the SEC and is available upon request from us.
Shares of Common Stock Subject to the Amended TARP Warrant
The Amended TARP Warrant is initially exercisable for 53,034 shares of our common stock.
Exercise of the Amended TARP Warrant
     The initial exercise price applicable to the Amended TARP Warrant is $10.00 per share of common stock for which the Amended TARP Warrant may be exercised. The Amended TARP Warrant may be exercised at any time on or before September 30, 2020 by surrender of the Amended TARP Warrant and a completed notice of exercise attached as an annex to the Amended TARP Warrant and the payment of the exercise price for the shares of common stock for which the Amended TARP Warrant is being exercised. The exercise price may be paid either by the withholding by the Company of such number of shares of common stock issuable upon exercise of the Amended TARP Warrant equal to the value of the aggregate exercise price of the Amended TARP Warrant determined by reference to the market price of our common stock on the trading day on which the Amended TARP Warrant is exercised or, if agreed to by us and the Amended TARP Warrant holder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Amended TARP Warrant is subject to the further adjustments described below under the heading “—Adjustments to the Amended TARP Warrant.”
     Upon exercise of the Amended TARP Warrant, certificates for the shares of common stock issuable upon exercise will be issued to the Amended TARP Warrant holder. We will not issue fractional shares upon any exercise of the Amended TARP Warrant. Instead, the Amended TARP Warrant holder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the Amended TARP Warrant (less the pro-rated exercise price of the Amended TARP Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the Amended TARP Warrant. We will at all times reserve the aggregate number of shares of our common stock for which the Amended TARP Warrant may be exercised. We will have listed the shares of common stock issuable upon exercise of the Amended TARP Warrant with the NASDAQ Global Select Market.
     Rights as a Shareholder
     The Amended TARP Warrant holder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the Amended TARP Warrant has been exercised.
     Transferability and Assignability
     The Amended TARP Warrant, and all rights under the Amended TARP Warrant, are transferable and assignable.

     Adjustments to the Amended TARP Warrant
     Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Amended TARP Warrant may be exercised and the exercise price applicable to the Amended TARP Warrant will be proportionately adjusted in the event we pay stock dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.
     Anti-dilution Adjustment. Until the earlier of September 29, 2013, and the date the initial selling security holder no longer holds the Amended TARP Warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than the applicable warrant exercise price, then the exercise price under the Amended TARP Warrant shall be adjusted to equal the consideration per share of common stock received by the Company in connection with the common stock issuance, and the number of shares of common stock into which the Amended TARP Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:
•	as consideration for or to fund the acquisition of businesses and/or related assets at fair market value;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our Board of Directors;

•	in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates in compliance with the registration requirements under the Securities Act, or Rule 144A under the Securities Act on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of the Amended TARP Warrant issue date.
     Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, both the number of shares issuable upon exercise of the Amended TARP Warrant and the exercise price will be adjusted to reflect such distribution.
     Certain Repurchases. If we affect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the Amended TARP Warrant and the exercise price will be adjusted.
     Business Combinations. In the event of a merger, consolidation or similar transaction involving the Company and requiring shareholder approval, the Amended TARP Warrant holder’s right to receive shares of our common stock upon exercise of the Amended TARP Warrant shall be converted into the right to exercise the Amended TARP Warrant for the consideration that would have been payable to the Amended TARP Warrant holder with respect to the shares of common stock for which the Amended TARP Warrant may be exercised, as if the Amended TARP Warrant had been exercised immediately prior to such merger, consolidation or similar transaction.
Certain Provisions of the Articles of Incorporation, Bylaws and Virginia Law
General
     Our Articles of Incorporation and Bylaws contain certain provisions, including those described below, that could make more difficult an acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with us. Although these provisions may have the effect of delaying, deferring or preventing a change-in-control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.
Classified Board of Directors
     Our Articles of Incorporation and Bylaws divide the Board of Directors into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Board of Directors will be elected at each annual meeting of shareholders. The classification of directors, together with the provisions in the Articles of Incorporation and Bylaws described below that limit the ability of shareholders to remove directors and that permit the remaining directors to fill any vacancies on the Board of Directors, will have the effect of making it more difficult for shareholders to change the composition of the Board of Directors. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors, whether or not a change in the Board of Directors would be beneficial and whether or not a majority of shareholders believe that such a change would be desirable.
Increasing the Number of Directors
     Under Virginia law, the articles of incorporation or bylaws may establish a variable range for the size of the Board of Directors by fixing a minimum and maximum number of directors. If a variable range is established, the number of directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders or by the Board of Directors. Our Articles of Incorporation require that our Board of Directors consist of not less than eight nor more than 24 persons.
Action of Shareholders by Written Consent
     Under Virginia law, a corporation’s articles of incorporation may provide that any action required to be adopted or taken at a shareholders’ meeting may be adopted or taken without a meeting, and without prior notice, if consents in writing setting forth the action so adopted or taken are signed, by the holders of outstanding shares having not less than the minimum number of votes that would be required to adopt or take the action at a meeting. Our Articles of Incorporation do not provide for such action and our Bylaws specifically provide that any action which may be taken at a meeting of the shareholders may only be taken without a meeting if one or more consents, in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Therefore, any action of the shareholders by written consent requires the action of all shareholders entitled to vote.
Inability of Shareholders to Call Special Meetings
     Our Bylaws provide that special meetings of shareholders may be called only by our president or CEO, the chairman of our Board of Directors or the Board of Directors. As a result, shareholders are not able to act on matters other than at annual shareholders meetings unless they are able to persuade the president, the chairman or a majority of the Board of Directors to call a special meeting.
Advance Notification Requirements
     Our Bylaws also require a shareholder who desires to nominate a candidate for election to the Board of Directors at an annual shareholders meeting to provide us advance notice of at least 45 days before the date the proxy statement for the last annual meeting was first mailed.
Affiliated Transactions
     The Virginia Stock Corporation Act contains provisions governing “Affiliated Transactions.” Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an

Interested Shareholder by more than 5%. For purposes of the Virginia Stock Corporation Act, an “Interested Shareholder” is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.
     Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder unless approved by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the “Disinterested Directors.” A Disinterested Director means, with respect to a particular Interested Shareholder, a member of a corporation’s Board of Directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board. At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than those beneficially owned by the Interested Shareholder.
     The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements of the statute. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is higher. They also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder unless approved by a majority of the Disinterested Directors.
     None of the foregoing limitations and special voting requirements apply to an Affiliated Transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the corporation’s Disinterested Directors.
     These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. The Company has not adopted such an amendment.
Control Share Acquisitions
     The Virginia Stock Corporation Act also contains provisions regulating certain “control share acquisitions,” which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations.
Indemnification of Directors and Officers.
     Article 10 of Chapter 9 of Title 13.1 of the Virginia Stock Corporation Act permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Virginia Stock Corporation Act and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advancement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.
     The Bylaws of the Company contain provisions indemnifying the directors and officers of the Company to the full extent permitted by Virginia law. In addition, the Articles of Incorporation of the Company eliminate the personal liability of its Registrant’s directors and officers to the Company or its shareholders for monetary damages to the full extent permitted by Virginia law.
     The foregoing is a summary of certain aspects of Virginia law and the Company’s Articles of Incorporation and Bylaws dealing with indemnification of directors and officers. It is qualified in its entirety by reference to the detailed provisions of Article 10 of Chapter 9 of Title 13.1 of the Virginia Stock Corporation Act and the Articles of Incorporation and Bylaws of the Company.
DESCRIPTION OF SECURITIES WE MAY OFFER
General
     We may issue warrants, common stock, preferred stock, stock purchase contracts, units or any combination of these securities under this prospectus. The particular terms of any security will be described in the accompanying prospectus supplement and any other offering material. The accompanying prospectus supplement may add, update, or change the terms and conditions of any securities being registered herein.
Common Stock
     If and when we offer to sell shares of our common stock, we will describe the specific terms of the offering in a supplement to this prospectus. A description of the material terms of our common stock is contained under “Description of Outstanding Securities — Common Stock.”
Preferred Stock
     This section of the prospectus addresses the new preferred stock we may offer to sell under this prospectus. We will describe the specific terms of the offering and the shares in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock.
     Any preferred stock we may issue will rank senior to our common stock with respect to the payment of dividends or amounts paid upon liquidation, dissolution or winding up of our company, or both. In addition, any shares of our preferred stock may have class or series voting rights. Under certain circumstances, the issuance of shares of our preferred stock, or merely the existing authorization of our board of directors to issue shares of our preferred stock, may tend to discourage or impede a merger or other change in control of our company. Each series of preferred stock that we may issue will be issued under a certificate of designation, which will be filed with the SEC as an exhibit to a document incorporated by reference in this prospectus concurrently with the offering of such preferred stock. The issuance of preferred stock is also subject to our Articles of Incorporation, which are incorporated by reference as an exhibit to this registration statement.

General Provisions Relating to Preferred Stock
          Our board of directors, without shareholder approval, may authorize the issuance of one or more series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of our common stock and, under certain circumstances, discourage an attempt by others to gain control of us.
          The creation and issuance of any series of preferred stock, and the relative rights, designations and preferences of such series, if and when established, will depend upon, among other things, our future capital needs, then existing market conditions and other factors that might warrant the issuance of preferred stock.
          The new preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of the Company.
          The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock to be offered will be named in the prospectus supplement relating to such series.
          The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future.
Rank
          Unless otherwise specified in the certificate of designations or prospectus supplement relating to the shares of any series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.
Dividends
          The holders of each series of preferred stock will be entitled to receive cash dividends if declared by our board of directors out of funds we can legally use for payment. The prospectus supplement will indicate the dividend rates and the dates on which we will pay dividends as to each series of preferred stock. The rates may be fixed or variable or both. If the dividend rate is variable, the formula used to determine the dividend rate will be described in the prospectus supplement. We will pay dividends to the holders of record of each series of preferred stock as they appear on the record dates fixed by our board of directors.
          Unless all dividends on the preferred stock of each series have been paid in full, we will not declare or pay any dividends or set aside sums for payment of dividends or distributions on any common stock or on any class of security ranking junior to a series of preferred stock, except for dividends or distributions paid for with securities ranking junior to the preferred stock. We also will not redeem, purchase, or otherwise acquire any securities ranking junior to a series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock ranking junior to the series of preferred stock.
Conversion or Exchange
          The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock or another series of our preferred stock. The terms of any such conversion or exchange and any such preferred stock will be described in the prospectus supplement relating to such series of preferred stock.
Redemption
          If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option of or the holder thereof and may be mandatorily redeemed.
          Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable. Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate, except for the right to receive the redemption price.
Liquidation Preference
          Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.
          If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting Rights
          The holders of shares of new preferred stock will have no voting rights, except:
•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designations establishing such series; or

•	as required by applicable law.
          Under regulations adopted by the Federal Reserve Board, if the holders of the preferred stock of any series become entitled to vote for the election of directors because dividends on the preferred stock of such series are in arrears, preferred stock of such series could be deemed a “class of voting securities.” In this instance, a holder of 25% or more of the preferred stock of such series could then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956, as amended (the “BHC Act”). A holder of 5% or more of such series that otherwise exercises a “controlling influence” over us could also be subject to regulation under the BHC Act. In addition, at any time a series of the preferred stock is deemed a class of voting securities, (1) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of the outstanding shares of such series of preferred stock, and (2) any person other than a bank holding company may be required to file with the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.
Warrants
          We may issue warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
          The description of the specific terms of warrants, whether issued in a series or not, will be in a prospectus supplement accompanying this prospectus. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between a prospectus supplement and this prospectus, the prospectus supplement will control.
          This summary also is subject to and qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC, either as an exhibit to or an amendment of the registration statement to which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” above for information on how to obtain a copy of a warrant document when it is filed.

          When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.
Terms
          The applicable prospectus supplement may describe the terms of any warrants that we may offer, including the following:
•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies that investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Warrant Agreements
          We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.
          We will not qualify any warrant agreement as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. As a result, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.
          The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.
Form, Exchange and Transfer
          We may issue the warrants in registered form or bearer form. Warrants issued in registered form — i.e., book-entry — will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form — i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement.
          Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.
Exercise and Redemption of Warrants
          A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement.
          Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
          We may redeem your warrant before it is exercised unless the applicable prospectus supplement specifies otherwise. The prospectus supplement will specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to the redemption of warrants during those periods will apply. The warrant will be redeemable at our option at any time on or after a date specified in the prospectus supplement or at any other specified time or times. If we redeem the warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price that we pay will be the price that applies to the redemption period during which the warrant is redeemed.
Stock Purchase Contracts
          We may issue stock purchase contracts. Stock purchase contracts represent contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified or variable number of shares of our common stock or preferred stock, as applicable, at a future date or dates. The price per share of common stock or preferred stock, as applicable, may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events. We may issue stock purchase contracts in distinct series.
          The applicable prospectus supplement will describe the terms of any stock purchase contracts. The following description and any description of stock purchase contracts in the applicable prospectus supplement is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts. We will file these documents with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” above for information on how to obtain a copy of a document when it is filed.
          We may issue stock purchase contracts separately or as part of units, which we describe below. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts.

These other securities may consist of preferred stock or common stock, trust preferred securities or debt obligations of third parties, including U.S. treasury securities.
          The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.
          The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:
•	whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.
Units
          We may issue units comprised of any combination of our preferred stock, common stock, warrants and stock purchase contracts. If and when issued, we will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
          We will describe the financial and other specific terms of specific units in the prospectus supplement accompanying this prospectus. The following description and any description of units in the applicable prospectus supplement is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file these documents with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” above for information on how to obtain a copy of a document when it is filed.
          The applicable prospectus supplement may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.
          The applicable provisions described in this section, as well as those described under “Description of Securities We May Offer — Common Stock,” “Description of Securities We May Offer — Preferred Stock,” “Description of Securities We May Offer — Warrants” and “Description of Securities We May Offer — Stock Purchase Contracts,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION
          We may offer the securities in this prospectus from time to time as follows:
•	to or through underwriters or dealers;
•	directly to other purchasers;
•	through designated agents; or
•	through a combination of any of these methods.
          We may also engage in “at the market” offerings, as defined in Rule 415 of the Securities Act, including sales made directly on the NASDAQ Global Select Market, the principal existing trading market for the Company’s common stock, and sales made to or through a market maker or through an electronic communications network.
          Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.
          In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus and the applicable prospectus supplement may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement. This prospectus and applicable prospectus supplement may also be used by us and our affiliates in connection with offers and sales relating to the initial sale of the securities and any market making transactions in the securities. These transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. We and our affiliates may act as principal or agent in these transactions.
          The securities (including securities issued or to be issued by us or securities borrowed from third parties in connection with arrangements under which we agree to issue securities to underwriters or their affiliates on a delayed or contingent basis) that we distributed by any of these methods may be sold to the public, in one or more transactions, either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.
          We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
          We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.
          We may solicit, or may authorize underwriters, dealers or agents to solicit, offers to purchase securities directly from the public from time to time, including pursuant to contracts that provide for payment and delivery on future dates. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions that we may pay the agents and will describe the material terms of any such delayed delivery arrangements, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

          In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions that they receive from us, and any profit on the resale of the securities that they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.
          Unless otherwise specified in the applicable prospectus supplement, the securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be traded on the NASDAQ Global Select Market, subject to official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. If we sell a security offered by this prospectus to an underwriter for public offering or sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.
          If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.
          We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities that may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.
          In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
          These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
          In compliance with the guidelines of the Financial Industry Regulatory Authority (the “FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.
LEGAL MATTERS
          Williams Mullen, counsel to the Company, will pass upon certain legal matters with respect to the securities offered by us from time to time pursuant to this prospectus, unless we indicate otherwise in a prospectus supplement. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS
          The consolidated financial statements of Hampton Roads Bankshares, Inc. and subsidiaries as of December 31, 2010, and for the year then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
          Our consolidated financial statements as of December 31, 2009 and for each of the years in the two-year period ended December 31, 2009, have been incorporated by reference in this prospectus in reliance upon the report of Yount, Hyde & Barbour, P.C., our prior independent registered public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

Up to 5,000,000 Shares
Common Stock
HAMPTON ROADS BANKSHARES, INC.

PROSPECTUS
SUPPLEMENT

F B R  C a p i t a l  M a r k e t s
June 13, 2011